UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
ENESCO GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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April 20, 2006
Dear Shareholder:
      On behalf of the Board of Directors of Enesco Group, Inc., you are invited to attend the Annual Meeting of Shareholders on Wednesday, May 17, 2006, at the Enesco International Headquarters, 225 Windsor Drive, Itasca, Illinois. The Annual Meeting will start at 9:30 a.m. CDT.
      In addition to the formal items of business to be conducted at the Annual Meeting, management will report on the operations of Enesco and will respond to shareholder questions.
      It is important to ensure that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone or by returning the enclosed proxy card in the envelope provided. Voting over the Internet, by phone or by written proxy will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.
      Space limitations may make it necessary to limit attendance only to Enesco shareholders. Accordingly, admission to the Annual Meeting for non-shareholders will be on a first-come, first-served basis.
      We look forward to seeing you on May 17th, and thank you for your continued support of Enesco Group, Inc.

Sincerely,

CYNTHIA PASSMORE
President and Chief Executive Officer
225 Windsor Drive, Itasca, Illinois 60143  • Telephone 630-875-5300

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF ENESCO GROUP, INC.

Date:	May 17, 2006

Time:	9:30 a.m. CDT

Place:	Enesco Group, Inc. International Headquarters 225 Windsor Drive Itasca, Illinois 60143
      Purposes:

•	To elect three Class II directors for a three-year term;

•	To approve the amendment and restatement of the 1996 Long-Term Incentive Plan;

•	To ratify the appointment of KPMG LLP as Enesco’s independent registered public accounting firm for the year ending December 31, 2006; and

•	To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.
      Who Can Vote: Shareholders of Enesco Common Stock of record as of the close of business on March 21, 2006 will be entitled to vote at the meeting and any postponement or adjournment of the meeting.

By Order of the Board of Directors,

Charles E. Sanders
Assistant Corporate Secretary
Itasca, Illinois
April 20, 2006

IMPORTANT
      All shareholders are cordially invited to attend the Annual Meeting. Please note that space limitations may make it necessary to limit attendance only to Enesco shareholders. Accordingly, admission to the Annual Meeting for non-shareholders will be on a first-come, first-served basis. Whether or not you plan to attend in person, you are urged to vote over the Internet, by telephone or by completing, dating and signing the enclosed proxy card and returning it promptly in the envelope provided. This will assure your representation and a quorum for the transaction of business at the Annual Meeting. Instructions are provided on the proxy card for voting over the Internet or telephone. If you do attend the Annual Meeting, you may vote in person, even if you have returned a proxy card.

i

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS OF
ENESCO GROUP, INC.
TO BE HELD ON WEDNESDAY, MAY 17, 2006
ENESCO GROUP, INC.
      Enesco is a world leader in the design, manufacturing and marketing of licensed and proprietary branded giftware, and home and garden décor products to a variety of specialty gift, home décor, mass-market and direct mail retailers. We primarily serve markets in the U.S., Canada and Europe. Enesco’s product lines include some of the world’s most recognizable brands, including Bratztm, Border Fine Artstm, Cherished Teddies®, Halcyon Days®, Heartwood Creektm by Jim Shore, Lilliput Lanetm, Nickelodeon®, Pooh & Friends®, Walt Disney Classics Collections® and Disney®, among others. Enesco’s International Headquarters is located at 225 Windsor Drive, Itasca, Illinois 60143; its telephone number is (630) 875-5300; and its website is www.enesco.com.
THE ANNUAL MEETING

Attending the Annual Meeting
      The Annual Meeting of Shareholders will be held on May 17, 2006, at 9:30 a.m. CDT at Enesco’s International Headquarters, 225 Windsor Drive, in Itasca, Illinois.

This Proxy Statement
      You are receiving proxy materials because the Board of Directors of Enesco is soliciting your proxy to vote your shares at the Annual Meeting. If you own Enesco Common Stock in more than one account, such as individually or jointly with your spouse, you may receive more than one set of proxy materials. To assist Enesco in saving money and to provide you with better shareholder services, you are encouraged to have all your accounts registered in the same name and address. You may do so by writing to Mellon Investor Services, LLC at Newport Office Center VII, 480 Washington Boulevard, Jersey City, New Jersey, 07310, or by calling toll-free (800) 288-9541. In order to vote all your shares by proxy, you should vote the shares in each different account as described below.
      On April 20, 2006, we began mailing proxy materials to Enesco shareholders of record at the close of business on March 21, 2006 (the “Record Date”). As of the Record Date, there were 14,920,479 shares outstanding and 2,155 holders of record.
Quorum Requirement
      A quorum is necessary to hold a valid meeting. The attendance in person or by proxy (over the Internet, by telephone or by mail) of holders of a majority of the shares entitled to vote at the Annual Meeting will constitute a quorum to hold the Annual Meeting. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card, but not on others because the broker does not have the authority to do so.
VOTING INSTRUCTIONS
      You are entitled to one vote for each share of Common Stock you own as of the close of business on the Record Date. Carefully read the instructions below on how to vote your shares. Because the instructions vary depending on how you hold your shares, it is important that the instructions are followed that apply to your particular situation.
If Your Shares Are Held In Your Name
      Voting by proxy. Even if you plan to attend the Annual Meeting, you can vote before the Annual Meeting by proxy. There are three ways to vote by proxy:

•	Via telephone by calling toll-free (866) 540-5760 and following the instructions on the proxy card;

•	Via the Internet by following the instructions on the proxy card; or

•	Via mail by signing, dating and mailing the enclosed proxy card.
      Voting in person at the Annual Meeting. If you plan to attend the Annual Meeting, you can vote in person. To do so, bring identification or evidence of your share ownership with you.
      Revoking your proxy. As long as your shares are registered in your name, you may revoke your proxy at any time before it is exercised. There are several ways to revoke your proxy:

•	File a written notice of revocation with the Corporate Secretary of Enesco Group, Inc.;

•	Follow appropriate Internet or telephone voting procedures;

•	Sign and deliver another proxy that bears a later date; or

•	Attend the Annual Meeting and vote in person.

If Your Shares Are Held In “Street Name”
      Voting by proxy. If your shares are registered in the name of your broker or nominee, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Certain brokers and banks also will offer telephone and Internet voting.
      Voting in person at the Annual Meeting. If you plan to attend the Annual Meeting and vote in person, you should contact your broker or nominee to obtain a broker’s proxy card and bring it and your account statement or other evidence of your share ownership as of the Record Date with you.
      Revoking your proxy. If your shares are held in street name, you must contact your broker to revoke your proxy.

Voting Rules
      By giving Enesco your proxy, you authorize the individuals named on the proxy card to vote your shares in the manner you indicate at the Annual Meeting or any postponements or adjournments of the Annual Meeting. With respect to the election of nominees for director, you may:

•	Vote “FOR” the election of all nominees for director named in this Proxy Statement;

•	“WITHHOLD” authority to vote for all nominees; or

•	“WITHHOLD” authority to vote for one or more of the nominees and vote “FOR” the remaining nominee(s).
      If a quorum is present at the Annual Meeting, the three nominees receiving the largest number of affirmative votes cast will be elected to serve as Class II directors, whether such votes cast are present, in person, by Internet or telephone vote or represented by proxy. Because of this rule, non-voted shares will not affect the outcome of the election of directors and will not prevent that nominee from being elected.
      Enesco actively solicits proxy participation. Enesco will bear the cost of soliciting proxies. In addition to this notice by mail, Enesco requests and encourages brokers, custodians, nominees and others to supply proxy materials to shareholders, and Enesco will reimburse them for their expenses. Our officers and employees may, by letter, telephone, electronic mail, or in person, make additional requests for the return of proxies, although Enesco does not reimburse its own employees for soliciting proxies. In addition, we have hired Mellon Investor Services, LLC to solicit proxies at a fee of approximately $8,500.
ANNUAL REPORT
      Enesco’s Annual Report on Form 10-K for the year ended December 31, 2005, including the Consolidated Financial Statements, accompanies this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
      On March 21, 2006, there were 14,920,479 shares of Enesco Common Stock outstanding, which is the only class of stock outstanding and entitled to vote at the Annual Meeting. The holders of these shares will be entitled to cast one vote for each share of Common Stock held as of March 21, 2006. Based on statements on Schedule 13G and 13G/ A as filed with the Securities and Exchange Commission, the beneficial owners of more than 5% of the Common Stock as of December 31, 2005, are listed in the table below.

Name and Address of	Amount and Nature of		Percent
Beneficial Owner	Beneficial Ownership (1)		of Class

Aegis Financial Corporation	1,800,400		12.1%
1100 North Glebe Road, Suite 1040
Arlington, VA 22201
Dimensional Fund Advisors, Inc.	1,243,235	(2)	8.3%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Babson Capital Management, LLC	1,222,781	(3)	8.2%
470 Atlantic Avenue
Boston, MA 02210
SRB Management, L.P.	868,000	(4)	5.8%
300 Crescent Court, Suite 1111
Dallas, TX 75201

(1)	Unless otherwise noted, the nature of beneficial ownership is sole voting and/or investment power.
(2)	Based on Schedule 13G/ A filed with the SEC on February 6, 2006, shares are owned by advisory clients of Dimensional Fund Advisors, Inc. (DFA). DFA has sole voting and dispositive power.
(3)	Based on Schedule 13G filed with the SEC on January 20, 2006, Babson Capital Management, LLC (Babson), has sole voting power over 1,069,231 shares, shared voting power over 153,550 shares and sole dispositive power over 1,222,781 shares.
(4)	Based on Schedule 13G filed with the SEC on February 14, 2006 by SRB Management, L.P. SRB Management is an investment advisor registered with the State of Texas and, as such, has beneficial ownership of the securities held by its clients, SRB Greenway Capital, L.P. (SRBGC), SRB Greenway Capital (Q.P.), L.P. (SRBQP), and SRB Greenway Offshore Operating Fund, L.P. (SRB Offshore). BC Advisors, LLC (BCA) is the general partner of SRB Management. Steven R. Becker is the sole principal of BCA.

SECURITY OWNERSHIP BY ENESCO DIRECTORS AND NAMED EXECUTIVE OFFICERS
      Enesco’s directors and named executive officers beneficially owned, as of March 21, 2006, shares of Enesco Common Stock, as follows:

	Amount and Nature	Shares
	of Beneficial	Issuable Within	Percent
Name of Beneficial Owner	Ownership(1)	60 Days(2)	of Class

Anne-Lee Verville	81,977	16,000	*%
Richard W. Blackburn	5,757	1,973	*%
Donna Brooks Lucas	30,771	10,000	*%
Leonard A. Campanaro	7,174	2,735	*%
George R. Ditomassi	25,397	9,663	*%
Judith R. Haberkorn	40,513	16,000	*%
Thane A. Pressman	26,397	9,663	*%
Cynthia Passmore(3)	237,101	186,200	1.6%
Jeffrey S. Smith(4)	98,386	85,762	*%
Paula Manley(5)	1,206	1,206	*%
Koreen A. Ryan(6)	16,000	8,000	*%
Charles E. Sanders(7)	24,881	19,600	*%
Anthony G. Testolin(8)	10,129	7,300	*%
All Directors and Named Executive Officers as a Group (13 persons)	605,689	372,896	4.0%

*	Denotes percentage is less than 1%

(1)	The nature of beneficial ownership is sole voting and/or investment power, except for shares underlying stock options. Fractional amounts have been rounded to the nearest whole share.
(2)	Reflects the number of shares beneficially owned by reason of stock options which are exercisable within 60 days of March 21, 2006.
(3)	Includes shares held in Ms. Passmore’s 401(k) account.
(4)	Mr. Smith’s employment with Enesco ended on July 15, 2005. Based on information for Mr. Smith on his latest Form 4 filed with the SEC on May 23, 2005. Includes 100 shares owned by each of Mr. Smith’s three children and shares held in his 401(k) account.
(5)	Ms. Manley’s employment with Enesco ended on July 15, 2005. Based on information for Ms. Manley on her latest Form 4 filed with the SEC on May 23, 2005. Includes shares held in Ms. Manley’s 401(k) account.
(6)	Ms. Ryan’s employment with Enesco ended on April 3, 2006.
(7)	Includes shares held in Mr. Sanders’ 401(k) account.
(8)	Includes shares held in Mr. Testolin’s 401(k) account.
PROPOSAL 1: ELECTION OF DIRECTORS
      At the Annual Meeting, three persons will be elected to the Board of Directors as Class II directors to serve for three years until the Annual Meeting in 2009, and their successors are elected and qualified. Enesco’s Articles of Incorporation provide for three classes of directors with staggered terms of three years each. Enesco’s By-Laws, as amended effective April 11, 2006, provide that the number of directors be no less than six nor more than ten. Effective as of the Annual Meeting, the Board consists of eight members who are divided into three classes serving three years each. The Nominating and Governance Committee is currently seeking an additional member for the Board. At present, Class III directors will hold office until the Annual Meeting in 2007 and Class I directors will hold office until the Annual Meeting in 2008, with the members of each class to hold office until their successors are elected and qualified.
      As required under the New York Stock Exchange (NYSE) listing rules, a majority of the members of the Board are independent, non-employee directors. The Board uses the NYSE listing rules to evaluate a members’ independence. All directors, except Ms. Cynthia Passmore, are independent. The Board has adopted policies concerning resignation and retirement of directors, one providing for review by the Board of the continued membership of a director following a change in his or her principal employment, and another providing for a director’s mandatory retirement at age 72.
      Listed below are the nominees for the Board of Directors, as well as the remaining directors and executive officers of Enesco. The Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, has nominated Ms. Donna Brooks Lucas, Mr. Leonard A. Campanaro and Ms. Cynthia Passmore for re-election. All three are incumbent directors. Any proxy not specifically marked will be voted by the named proxies for the election of the nominees. It is not contemplated that any of the nominees will be unable or unwilling to serve as a director, but, if that should occur, the Board of Directors reserves the right to nominate another person.
      Enesco’s Corporate Governance Guidelines set forth procedures if a nominee is elected but receives a majority of “withheld” votes. In an uncontested election, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation following certification of the shareholder vote. The Nominating and Governance Committee is required to make a recommendation to the Board with respect to any such letter of resignation. The Board is required to take action with respect to this recommendation and to disclose its decision and decision-making process.
The Board of Directors Recommends that Shareholders Vote FOR The Election of the
Nominees Listed Below.
INFORMATION AS TO BOARD OF DIRECTORS AND NOMINEES
NOMINEES FOR RE-ELECTION TO OFFICE IN CLASS II
Terms expiring in 2009

DONNA BROOKS LUCAS Director since 1999 Independent Age 53	Ms. Lucas is the President and Chief Executive Officer of DBL Multi-Media Group LLC, Chicago, IL (creative and strategic business communications) since 1995. She was formerly President of BR&R Communications, Inc. (public relations agency specializing in African-American consumer and healthcare marketing), having previously served as Senior Vice President, Director of Marketing at Burson-Marsteller (public relations). Ms. Lucas is a member of the Economics Club of Chicago, Northwestern University Medill School of Journalism Board of Advisors, the Executive Leadership Council, the Urban League, the NAACP and The Links Incorporated.

LEONARD A. CAMPANARO Director since 2005 Independent Age 58	Mr. Campanaro is a retired Chief Financial Officer and Senior Vice President of Armstrong Industries, Inc. (building materials industry), serving as such from April 2001 through December 2004. He was formerly President, Chief Operating Officer and Director of Harsco Corporation (provider of industrial services and products) from January 1998 until July 2000. Mr. Campanaro served in a variety of financial and operations positions at Harsco for over 20 years, including Senior Vice President and Chief Financial Officer from 1992 until 1997. Mr. Campanaro is a member of the Board and Chairman of the Audit Committee of School Board Insurance Company of Pennsylvania since September 2005.

CYNTHIA PASSMORE Director since 2005 Age 43	Ms. Passmore is the Chief Executive Officer of Enesco since January 15, 2005 and President since October 1, 2004. She was formerly Senior Vice President of Customer Marketing and Retail Design for Revlon, Inc. (cosmetic and beauty products) from April 2002 until February 2004 and Senior Vice President, Customer Business Management North America from April 2001 until April 2003. Ms. Passmore was General Manager of Revlon Canada from March 1999 until April 2003 and Regional Vice President Marketing for Europe, Eastern Europe and Middle East from January 1996 until March 1999.

DIRECTORS CONTINUING IN OFFICE IN CLASS I Terms expiring in 2008

RICHARD W. BLACKBURN Director since 2005 Independent Age 62	Mr. Blackburn is a retired Executive Vice President, General Counsel and Chief Administrative Officer of Duke Energy Corporation (diversified energy) from 1997 to 2003. He was previously President and group executive for NYNEX Worldwide Communications and Media Group (communications services) from 1991 to 1997; Vice President and General Counsel for New England Telephone from 1976 to 1991; and attorney for American Telephone & Telegraph (telecommunication services) from 1967 to 1976. Mr. Blackburn is Chairman of the Board of Advisors for George Washington University Law School, and a Trustee for George Washington University and the Massachusetts Eye and Ear Infirmary.

JUDITH R. HABERKORN Director since 1993 Independent Age 59	Ms. Haberkorn retired as President, Consumer Sales and Service of Bell Atlantic Corp. (telecommunications services) in 2000. Prior to that time she was President, Public and Operator Services, of Bell Atlantic Corp. from 1997 to 1998. Ms. Haberkorn served as Vice President, Individual Communication Services, from 1995 to 1997, and as Vice President-Consumer Markets, at NYNEX (communication services), from 1994 to 1995. Ms. Haberkorn is a Director of Armstrong World Industries Inc.

THANE A. PRESSMAN Director since 2000 Independent Age 60	Mr. Pressman served as CEO of Carvel Corporation from 2002 until 2003 (retailer and distributor of ice cream products). He was formerly President and CEO of Tone Brothers, Inc. (the second largest spice company in the U.S.) from 1998 until 2001. Mr. Pressman served as President and CEO of Labatt–USA (specialty beer) from 1995 until 1998. Prior to that time, he held positions at Labatt Brewing Co. (Canada) and Sara Lee and Procter & Gamble (consumer products manufacturers). Mr. Pressman is Trustee of Springfield College. He has also served as Trustee of AFS International and Director of AFS-USA.

DIRECTORS CONTINUING IN OFFICE IN CLASS III Terms expiring in 2007

GEORGE R. DITOMASSI Director since 2000 Independent Age 71	Mr. Ditomassi served as Chief Executive Officer and Director of Summit American Television (home television shopping) from November 2002 until April 2004. He was the Interim CEO of Enesco from August 2004 through January 15, 2005. Mr. Ditomassi served as Co-Chief Executive Officer and Director of Shop At Home Network from October 2001 until October 2002. Mr. Ditomassi was Chairman of the Board of the Milton Bradley Company (toys and games) and Chief Operating Officer of Hasbro, Inc. (toys and games) from 1990 until 1998. He also served as President of Hasbro International from 1996 to 1997. Mr. Ditomassi is a Director for Milton Bradley Company, the Basketball Hall of Fame, F. Schumacher & Co. and Toy Manufacturers of America.

ANNE-LEE VERVILLE Director since 1991 Independent Age 60	Ms. Verville has been the Chairman of the Board of Directors of Enesco since 2001. She served as Enesco’s Interim President and CEO from January through March 2001 and Office of the Chairman from June 2000 until March 2001. Ms. Verville retired as General Manager-Worldwide Education Industry of International Business Machines Corporation (“IBM”) (advanced information technologies) in 1997 after 30 years. Ms. Verville is a Trustee of Columbia Management Funds.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
      The Board of Directors established the compensation for non-employee directors of Enesco. Effective as of the date of the Annual Meeting of Shareholders, the compensation amounts are as follows:

• For service as a non-Chairman member of the Board, a retainer of $30,000 per year, of which $15,000 is paid in Common Stock valued as of the day following the Annual Meeting, plus $1,500 for attendance at each meeting of the Board;

• For service as Chairman of the Board, $75,000 per year, of which $37,500 is paid in Common Stock valued as of the day following the Annual Meeting, plus $1,500 for attendance at each meeting of the Board and $1,500 for attendance at committee meetings of the Board;

• For service as a committee member, an attendance fee of $1,500 per meeting ($2,500 for Audit Committee members), $3,000 for service as Chairman of a committee ($6,000 for service as Chairman of the Audit Committee).
      In addition, each then serving non-employee director receives a grant under the 1999 Non-Employee Director Plan as of the day following the Annual Meeting in that year, of 2,000 non-qualified options to purchase Common Stock at an exercise price equal to the closing price of the stock on the grant date. The options become exercisable equally over four years, with 25% of the shares subject to the option becoming exercisable on each of the first four anniversary dates of the date of grant of the option, and expire on the tenth anniversary of the grant.
      Directors also receive reimbursement from Enesco for expenses incurred while serving as directors. Directors who are also employees of Enesco receive no additional compensation for their services as directors.

COMMITTEE STRUCTURE
      The following table shows the membership of Enesco’s Board Committees as of March 21, 2006. An asterisk indicates this person is the Chairman.

		Human Resources	Nominating and
Name	Audit	and Compensation	Governance

Richard W. Blackburn		x	x
Donna Brooks Lucas	x
Leonard A. Campanaro	*
George R. Ditomassi	x
Judith R. Haberkorn		x	*
Thane A. Pressman		*	x
Anne-Lee Verville		x	x

Committees
      The Audit Committee held twelve meetings during 2005. The Audit Committee provides oversight of the Enesco audit, accounting, reporting and control practices. The Audit Committee operates pursuant to an Audit Committee Charter, which complies with Rule 303A.07 of the NYSE Listed Company Manual, relating to Audit Committee standards, a copy of which is attached as Appendix A and also is posted on the Investor Relations — Corporate Governance section of Enesco’s website at www.enesco.com.
      The members of the Audit Committee were determined to be “independent,” as defined in Rule 303A of the NYSE listing Rules as of March 13, 2006. The criteria used by the Board to determine independence are that the Audit Committee member (i) must be free of any relationship with Enesco that would interfere with his/her exercise of independent judgment; (ii) cannot have received any compensation from Enesco, other than director and committee fees; (iii) cannot have been an Enesco employee within a three-year period prior to his/her appointment; (iv) cannot be affiliated with or employed by, or have an immediate family member who is affiliated with or employed in a professional capacity by Enesco’s independent registered public accounting firm, KPMG LLP; and (v) cannot be employed by, or have an immediate family member who is employed by, another company where any of Enesco’s executive officers serve on that company’s compensation committee. Leonard Campanaro, Chairman of the Audit Committee, has been designated as an “audit committee financial expert” under the Securities and Exchange Commission (SEC) regulations and meets the financial expert requirements under the NYSE rules.
      The Human Resources and Compensation Committee held seven meetings during 2005. This Committee, which consists of four directors, determines the compensation policy for Enesco, approves or recommends to the Board compensation of the directors and officers, and reviews and acts on recommendations from the Chief Executive Officer regarding long-term incentive awards and administration of the Amended and Restated 1996 Long-Term Incentive Plan and the 1999 Non-Employee Director Stock Plan. A copy of the Human Resources and Compensation Committee Charter is posted on the Investor Relations — Corporate Governance section of Enesco’s website at www.enesco.com.
      The Nominating and Governance Committee held three meetings during 2005. This Committee, which consists of four independent directors, is responsible for reviewing with the Board, from time to time, the appropriate skills and characteristics required of Board members in the context of the current makeup of the Board. The criteria used by the Nominating and Governance Committee in selecting new directors, which criteria have been approved by the Board, include, but are not limited to, integrity, sound judgment, record of proven accomplishments and an understanding of business profit and loss, willingness to take the time necessary to gain a strong understanding of Enesco’s business, and compatibility with Enesco’s business and other directors. As a result, the priorities and emphasis of the Committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members.
      Consideration of new Board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. Board members or employees typically suggest candidates for nomination to the Board. In 2005, we did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates. A copy of the Nominating and Governance Committee Charter is posted on the Investor Relations — Corporate Governance section of Enesco’s website at www.enesco.com.
      In addition to the Committee meetings referred to above, the full Board held fourteen meetings during 2005. Each director attended at least 75% of the total number of meetings of the Board and Committees on which he/she served, except for Mr. Blackburn who was unable to attend the only Nominating and Governance Committee meeting scheduled during his tenure on that Committee. Each director is invited to attend the Annual Meeting of Shareholders. In 2005, all members of the Board attended the Annual Meeting.
      The non-employee, independent directors meet in executive session at each meeting of the Board. Ms. Verville, the Chairman of the Board, presides at the executive sessions. You may communicate with the independent directors by writing to the Chairman of the Board, any Committee Chairman or any independent director c/o Enesco Group, Inc., 225 Windsor Drive, Itasca, Illinois, 60143, Attn.: Corporate Secretary. The Corporate Secretary regularly will forward to the addressee all letters relevant to the business. In that regard, the Board has requested that certain items unrelated to the duties and responsibilities of the Board not be forwarded, including spam, junk and mass mailings, product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements. In addition, any material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any material that is not forwarded will be made available to any outside director upon request.
      In accordance with Enesco’s Articles of Incorporation, nominations for the election of directors at the Annual Meeting may be made by the Board, the Nominating and Governance Committee, and/or any shareholder entitled to vote generally in the election of directors. However, a shareholder may nominate one or more persons for election as a director at the Annual Meeting only if the shareholder gives notice in writing to the Corporate Secretary at least 45 days in advance of the anniversary of the date of the previous Annual Meeting. The notice must include:

•	The name and address of the shareholder who intends to make the nomination, and the name and address of each person to be nominated;

•	A representation that the shareholder is a holder of record of Common Stock and intends to appear in person or by proxy at the next Annual Meeting to nominate the person(s) identified in the notice;

•	A description of all arrangements or understandings between the shareholder and each nominee and any other person(s), naming such person(s), pursuant to which the nomination(s) are to be made by the shareholder;

•	Such other information regarding each nominee proposed by such shareholder, as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and

•	The consent of each nominee to serve as a director, if so elected.
INFORMATION AS TO EXECUTIVE OFFICERS
      The following sets forth information on Enesco’s executive officers who are not also directors. All executive officers are elected for the ensuing year and until their successors are duly elected and qualified.

	Date First
Name and Principal Positions	Elected as Officer	Age

Charles E. Sanders, Treasurer, Assistant Corporate Secretary	02/28/01	57
Mr. Sanders served as Treasurer since May 2004 and was named Assistant Corporate Secretary on August 3, 2005. He previously served as Assistant Treasurer of Enesco from February 2001 until May 2004. Prior to Mr. Sanders joining Enesco in December 2000, he served in various positions, including Vice President, Treasurer and Corporate Secretary with RDM Sports Group, Inc., and its predecessors in Atlanta, Georgia, a manufacturer and distributor of fitness equipment, selected toy products and other selected recreational products from 1971 to 2000.

Anthony G. Testolin, Chief Accounting Officer	07/28/05	44
Mr. Testolin began serving as Corporate Controller of Enesco in May 2005 and was named Chief Accounting Officer on July 28, 2005. Before joining Enesco, he was the Chief Financial Officer of Black Dot Graphics, Inc., the Retail and Publishing Division of Applied Graphics Technologies — now Seven Worldwide, Inc., the nation’s largest integrated creative solutions provider. Mr. Testolin’s prior experience includes Seven Worldwide, Inc., also a subsidiary of Applied Graphics Technologies, Inc., where he was promoted from Corporate Controller to Vice President of Finance. He also was Director of Accounting for Hyatt Hotels Corporation, and held various financial positions of increasing responsibility at Ball Horticultural Company and Arthur Andersen & Co.

EXECUTIVE COMPENSATION
      The following table sets forth the total cash and non-cash compensation in each of the last three years ended December 31, for all persons serving as Enesco’s Chief Executive Officer and the other most highly compensated executive officers (the “named executive officers”).

					Long-Term
					Compensation
		Annual Compensation(1)			Awards(2)

				Other		Securities
				Annual	Restricted	Underlying	All Other
		Salary	Bonus	Compensation	Stock	Options	Compensation
Name and Principal Position	Year	($)	($)	($)	Awards	(#)	($)

George R. Ditomassi(3)	2005	$—	$—	$16,700	3,722	2,000	$53,500
Interim CEO, Director	2004	—	—	116,900	1,676	2,000	88,900
(Interim CEO thru January 15, 2005)	2003	—	—	—	1,890	1,500	43,406
Cynthia Passmore(4)	2005	$400,000	$160,000	$14,400	25,000	200,000	$13,680
President and CEO, Director	2004	101,673	65,133	3,600	25,000	100,000	296,886
(CEO since January 15, 2005)	2003	—	—	—	—	—	—
Jeffrey S. Smith(5)	2005	$135,417	$125,000	$—	—	31,800	$128,105
Former Chief Operating Officer	2004	253,041	—	—	—	30,000	8,383
	2003	240,000	163,270	—	—	30,762	15,071
Paula Manley(6)	2005	$148,904	$60,000	$—	10,000	44,900	$4,919
Former Chief Financial Officer	2004	—	—	—	—	—	—
	2003	—	—	—	—	—	—
Koreen A. Ryan(7)	2005	$112,500	$42,200	$—	8,000	8,000	$702
Former Senior Vice President, Human	2004	—	—	—	—	—	—
Resources, General Counsel, Secretary	2003	—	—	—	—	—	—
Charles E. Sanders(8)	2005	$138,277	$6,637	$—	650	7,600	$8,594
Treasurer, Assistant	2004	131,536	23,642	—	—	5,000	9,002
Corporate Secretary	2003	126,905	22,182	—	—	—	5,994
Anthony G. Testolin(9)	2005	$112,134	$17,177	$—	—	7,300	$4,025
Chief Accounting Officer	2004	—	—	—	—	—	—
	2003	—	—	—	—	—	—

(1)	Annual compensation includes bonus compensation for the year, whether paid in the year indicated or in the succeeding year. Annual compensation also includes amounts deferred under Enesco’s retirement plans.

(2)	All long-term compensation awards to the named executive officers during the three-year period were made in the form of non-qualified stock options or restricted stock under the 1996 Long-Term Incentive Plan, or in the case of Mr. Ditomassi under the 1999 Non-Employee Director Stock Plan. No SARs were awarded either singly or in tandem with the granted options.

(3)	Mr. Ditomassi, director of Enesco, served as Enesco’s Interim CEO from August 16, 2004 until January 15, 2005 due to the unexpected death of the CEO. In 2005, Mr. Ditomassi received $16,700 in compensation as Interim CEO and $116,900 in 2004. All Other Compensation in 2005, 2004 and 2003 is comprised of director fees.

(4)	Ms. Passmore commenced her employment at Enesco on October 1, 2004. She earned a $160,000 bonus in 2005 and a $65,133 starting bonus in 2004. Both bonuses were paid pursuant to her employment agreement. She also receives a car allowance included under Other Annual Compensation. Ms. Passmore received a restricted stock award of 25,000 shares on November 18, 2005. She was also awarded non-qualified stock options to purchase 86,200 shares granted on May 19, 2005 at an exercise price of $4.03 per share and 113,800 shares granted on November 18, 2005 at an exercise price of $1.70 per share. All Other Compensation includes matching contributions to Ms. Passmore’s retirement account in the amount of $4,000 and $1,842 for premiums paid on her behalf for life and disability insurance. All Other Compensation in 2005 also included a relocation expense reimbursement of $7,838 and in 2004 included a relocation expense reimbursement of $296,886.

(5)	Mr. Smith was paid a retention bonus of $125,000 in 2005 pursuant to a retention agreement which required him to remain with Enesco after the unexpected death of the CEO in 2004. Mr. Smith was granted non-qualified stock options to purchase 31,800 shares on May 19, 2005 at an exercise price of $4.03 per share. This grant was cancelled when Mr. Smith’s employment ended with Enesco on July 15, 2005. Mr. Smith received $115,862 for severance compensation, $1,827 for premiums paid on his behalf for life and disability insurance and $10,416 matching contributions to his retirement account during 2005 as shown in the All Other Compensation column. In 2004 he received a non-qualified stock option grant to purchase 30,000 shares at an exercise price of $8.95 per share. In 2003, he received non-qualified stock option grants to purchase 762 shares at an exercise price of $6.56 per share and 30,000 shares at an exercise price of $7.94 per share. All Other Compensation for 2003 and 2004 includes matching contributions to Mr. Smith’s retirement account and premiums paid on his behalf for life and disability insurance.

(6)	Ms. Manley was employed by Enesco from January 24, 2005 to July 15, 2005. She was paid a starting bonus of $60,000 when her employment commenced. She was awarded 10,000 shares of restricted stock on January 28, 2005, as well as non-qualified stock options to purchase 8,000 shares granted on January 24, 2005 at an exercise price of $7.43 per share and 36,900 shares granted on May 19, 2005 at an exercise price of $4.03 per share, all of which were cancelled when Ms. Manley’s employment with Enesco ended on July 15, 2005. All Other Compensation includes $4,350 for matching contributions to Ms. Manley’s retirement account and $569 for premiums paid on her behalf for life and disability insurance.

(7)	Ms. Ryan was employed by Enesco from May 16, 2005 to April 3, 2006. She was paid a starting bonus of $35,000 when her employment commenced and earned a $7,200 bonus under the 2005 Management Incentive Plan. Ms. Ryan was awarded 8,000 shares of restricted stock on May 16, 2005, which were cancelled on her last day of employment. On May 23, 2005, she was granted non-qualified stock options to purchase 8,000 shares at an exercise price of $3.91 per share which will be forfeited on October 3, 2006 if not exercised. All Other Compensation includes $702 for premiums paid on her behalf for life and disability insurance.

(8)	Mr. Sanders earned a $6,637 bonus under the 2005 Management Incentive Plan. He was awarded non-qualified stock options to purchase 7,600 shares granted on May 19, 2005 at an exercise price of $4.03 per share. He also received a restricted stock award of 650 shares on March 14, 2005. In 2004, he was awarded non-qualified stock options to purchase 5,000 shares at an exercise price of $8.95 per share. All Other Compensation includes $5,531 in matching contributions to Mr. Sanders’ retirement account and $3,063 in premiums paid on his behalf for life and disability insurance.

(9)	Mr. Testolin commenced his employment at Enesco on May 3, 2005. He was paid $17,177 in performance-based bonuses in 2005. He was awarded non-qualified stock options to purchase 7,300 shares granted on May 19, 2005 at an exercise price of $4.03 per share. All Other

Compensation includes $3,400 in matching contributions to Mr. Testolin’s retirement account and $625 in premiums paid on his behalf for life and disability insurance.

OPTION GRANTS IN 2005
      The following table contains information concerning individual grants of stock options made to each of the named executive officers during the year ended December 31, 2005.

					Grant Date
	Individual Grants(1)				Value

	Number of	% of Total
	Securities	Options
	Underlying	Granted to	Exercise		Grant Date
	Options	Employees	or Base		Present
	Granted	in Fiscal	Price		Value
Named Executive Officer	(#)(2)	Year	($/Share)	Expiration Date	($)(3)

George R. Ditomassi(4)	—	—	—	—	—
Cynthia Passmore	86,200	15.2%	4.03	May 19, 2015	202,570
Cynthia Passmore	113,800	20.1%	1.70	Nov. 18, 2015	120,628
Jeffrey S. Smith(5)	31,800	5.6%	4.03	July 15, 2005	74,730
Paula Manley(6)	8,000	1.4%	7.43	July 15, 2005	34,400
Paula Manley(6)	36,900	6.5%	4.03	July 15, 2005	86,715
Koreen A. Ryan(7)	8,000	1.4%	4.20	Oct. 3, 2006	19,600
Charles E. Sanders	7,600	1.3%	4.03	May 19, 2015	17,860
Anthony G. Testolin	7,300	1.3%	4.03	May 19, 2015	17,155

(1)	Individual grants described were made in the form of non-qualified stock options under Enesco’s 1996 Long-Term Incentive Plan. No SARs were granted during 2005. Details of the individual grants awarded to the named executives are provided in the footnotes to the Summary Compensation Table provided in this Proxy Statement.

(2)	All options granted under the 1996 Long-Term Incentive Plan in 2005 have a ten-year term and vest in 25% increments each year, beginning at the first anniversary date of each grant.

(3)	Enesco used the Black-Scholes option pricing model to determine the present value of each option granted as of its date of grant. The assumptions used relating to the expected volatility, risk-free rate of return, dividend yield and time of exercise were as follows: (i) volatility was calculated based on the daily change in the Common Stock price during the 250 trading days preceding the option grant date; (ii) risk-free rate of return was the yield as of the option grant date on U.S. Treasury bonds maturing in ten years; (iii) dividend yield by the average of the highest and lowest closing prices for the Common Stock during the twelve-month period ending on the grant date; and (iv) time of exercise was the full term of the option granted. There were no adjustments made in the option pricing model for non-transferability or risk of forfeiture of the options granted.

(4)	Mr. Ditomassi, director of Enesco, served as Enesco’s Interim CEO from August 16, 2004 until January 15, 2005. Mr. Ditomassi was not granted stock options for serving as the Interim CEO.

(5)	Mr. Smith’s employment with Enesco ended on July 15, 2005. As a result, options granted to Mr. Smith in 2005 were cancelled by Enesco following his last day of employment.

(6)	Ms. Manley’s employment with Enesco ended on July 15, 2005. As a result, options granted to Ms. Manley in 2005 were cancelled by Enesco following her last day of employment.

(7)	Ms. Ryan’s employment with Enesco ended on April 3, 2006. Ms. Ryan’s vested options are available for exercise six months following her last day of employment with Enesco.
AGGREGATED OPTION EXERCISES IN 2005
AND 2005 YEAR-END OPTION VALUES
      The following table sets forth information concerning the exercise of stock options by each of the named executive officers during the year ended December 31, 2005, and the value of unexercised stock options held by each as of the year ended December 31, 2005:

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money
	Shares		Options at Fiscal	Options at Fiscal
	Acquired on	Value	Year-End(#)	Year-End($)
	Exercise	Realized
Named Executive Officer	(#)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable

George R. Ditomassi	—	—	9,663/ 0	$0/$ 0
Cynthia Passmore	—	—	186,200/113,800	0/15,932
Paula Manley	—	—	0/ 0	0/ 0
Koreen A. Ryan	—	—	8,000/ 0	0/ 0
Charles E. Sanders	—	—	19,600/ 0	0/ 0
Jeffrey S. Smith	—	—	93,262/ 0	0/ 0
Anthony G. Testolin	—	—	7,300/ 0	0/ 0
Employment Agreements
      Enesco entered into an employment agreement with Ms. Passmore, President and Chief Executive Officer on September 14, 2004 which was amended January 16, 2006. The term of this agreement was through December 31, 2005, and automatically extends for additional one-year periods, unless at least 60 days prior to the end of any term, either Enesco or Ms. Passmore gives notice of its or her election to terminate the agreement.
      The agreement provided Ms. Passmore an initial annual base salary rate of $400,000 through January 1, 2006. Thereafter at least annually, Ms. Passmore’s annual base salary is reviewed and subject to increase by the Board of Directors in its discretion, at the time her compensation is reviewed. At Ms. Passmore’s request, no salary increase was considered by the Human Resources and Compensation Committee for Ms. Passmore for 2006.
      On January 16, 2006, Enesco amended the agreement, as recommended and approved by the Board of Directors and the Human Resources and Compensation Committee. Under the amended agreement, Ms. Passmore is eligible to receive an annual cash bonus based upon the achievement of performance goals previously approved by the Board of Directors. The target bonus will be the greater of 60% of her annual base salary or the percentage amount of her base annual salary established each year under Enesco’s 2005 Management Incentive Plan. The employment agreement also contains confidentiality, non-compete and non-solicitation covenants.

Other Agreements
      Following the unexpected death of Enesco’s CEO, on May 25, 2004, the Board of Directors authorized Enesco to enter into an agreement with Mr. Smith, our former Chief Operating Officer, which provided for payment of a cash retention bonus in the amount of $125,000 subject to the following conditions if Mr. Smith remained with Enesco. The agreement provided for the retention bonus to be paid one half on May 19, 2005 and the second half on the later of May 19, 2005 or six months after the hire date of Enesco’s new CEO. The entire amount of his bonus was paid on May 19. 2005.
      On June 22, 2005, Enesco entered into an agreement with Mr. Smith which provided for his employment with Enesco through July 15, 2005 for the transition of his duties and responsibilities. This agreement also provided for separation pay of twelve, semi-monthly payments of $10,417. The agreement contained confidentiality and mutual non-disparagement obligations and restricted Mr. Smith’s employment with specified competitors of Enesco and his solicitation of our employees for one year following the end of his employment.
      On March 14, 2006, Enesco entered into an agreement with Ms. Ryan, our former Senior Vice President, Human Resources, General Counsel and Secretary, which provided for the transition of her duties and responsibilities through her resignation date of April 3, 2006. The agreement also provided Ms. Ryan separation pay of $181,500 payable in installments in accordance with Enesco’s regular payroll payment schedule, her bonus for the prior fiscal year in the amount of $7,200 and the right to purchase COBRA continuation coverage at the active employee contribution rate for up to nine months. The agreement contained mutual non-disparagement obligations and mutual releases for all claims and required Ms. Ryan to continue to be subject to obligations under our confidentiality policies.
      Any terminations of our named executive officers who are currently employed, absent a change in control of Enesco, will be governed by the employee severance policy of Enesco under which each executive officer may be (subject to the satisfaction of certain conditions and designated criteria) entitled to a severance benefit of up to 26 weeks of base salary and to other continuing group medical, life and accidental death and dismemberment insurance coverage.
Change in Control Arrangements
      Enesco has separate change in control agreements or commitments with Ms. Passmore, Mr. Sanders and Mr. Testolin of the named executive group and certain other Enesco executives including Mr. Craig Cameron, President, N.C. Cameron & Sons, Ltd; Mr. Basil Elliot, Executive Vice President, N.C. Cameron & Sons, Ltd; Mr. Michael Griffith, Vice President of U.S. Sales and President, Gregg Gift; Mr. Michael Rumak, Senior Vice President, Business Operations & Chief Information Officer; and Mr. James Wenz, Strategic Business Unit Vice President.
      These change in control agreements or commitments entitle these executives to both (i) a severance benefit, payable upon or before termination for any reason (other than death, disability, retirement, termination for substantial cause or voluntary termination without good reason) occurring within two years following a change in control of Enesco, of up to two (three in the case of Ms. Passmore and one in the cases of Messrs. Griffith and Wenz) times the annual base salary rate plus bonus and (ii) certain fringe benefits for up to a two-year term (three in the case of Ms. Passmore and one in the cases of Messrs. Griffith and Wenz). In accordance with Ms. Passmore’s change in control agreement and severance agreement, she also will be reimbursed for any excise tax and other taxes incurred as a result of such reimbursement. The types of events constituting a change in control under these agreements include those that require reporting under Item 6(e)

of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and certain other events specified in the change in control agreements.
HUMAN RESOURCES AND COMPENSATION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION
      During the year ended December 31, 2005, Mr. Pressman (Chairman), Mr. Blackburn, Ms. Haberkorn and Ms. Verville served on the Board’s Human Resources and Compensation Committee. The Compensation Committee consists entirely of non-employee independent directors who meet the independence requirements under the NYSE rules. There were no Human Resources and Compensation Committee interlocking relationships during the year ended December 31, 2005.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Enesco’s executive officers, directors and greater than 10% shareholders are required under the Exchange Act to file reports of ownership and changes in ownership with the SEC and the New York and Pacific Stock Exchanges. Copies of these reports must also be furnished to Enesco.
      Based solely on a review of copies of reports furnished to Enesco, or written representations that no reports were required, Enesco believes that during 2005 its executive officers, directors and 10% holders complied with all filing requirements.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      There are no transactions to be reported under this item.
HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION
      The Human Resources and Compensation Committee (the “Committee”) of the Board of Directors has responsibility for:

•	Overseeing the general compensation policy of Enesco and approving the compensation of the directors and the executive officers of Enesco;

•	Reviewing and acting on recommendations from the Chief Executive Officer regarding the awarding of equity awards to Enesco employees;

•	Administering Enesco’s 1996 Long-Term Incentive Plan and 1999 Non-Employee Director Stock Plan; and

•	Preparing an annual evaluation of the CEO, reviewing such evaluation with the directors, discussing such evaluation with the CEO, and determining the CEO’s compensation based on such evaluation.
      Enesco’s executive compensation program during 2005 consisted of four components: base salary and benefits; incentive bonus opportunity; restricted stock awards; and stock option awards. Enesco’s executives are provided the same benefits package at the same contribution levels as all other full-time employees with respect to health, dental and life insurance as well as matching contributions to retirement accounts. Enesco offers disability insurance to all full-time employees which provides 60% income replacement in the event the employee becomes disabled while employed with Enesco. Executives of Enesco are provided supplemental coverage which provides full income replacement in the event the executive becomes disabled while employed. The CEO is the only executive who receives a car allowance as part of her employment agreement. There are no other perquisites provided to the CEO.
      The Committee’s policies regarding the components are designed to provide a compensation package which is targeted at the median level of total compensation for similarly situated executive officers from a group of U.S.-based specialty retail distribution companies of comparable revenue size and geographic scope. Enesco derived its compensation levels primarily from subscriber based compensation surveys and comparative analysis of other publicly traded companies from a nationally recognized annual executive compensation survey provider. The surveys include some of the companies included in the indices shown in the Performance Graph provided in this Proxy Statement. To compete effectively for executives in the market, Enesco believes that it must be aware of compensation levels in various industries and companies of all sizes and, accordingly, does not limit its compensation analyses solely to companies included in the indices shown in the Performance Graph.
      Incentive bonuses in 2005 for Enesco executive employees were determined by Enesco’s 2005 Management Incentive Plan, a pay-for-performance plan that provides bonuses for achieving certain specified targets for net sales, operating income and cash flow. In 2005, four executive officers earned a bonus equal to 4%-5% of their base earnings as a result of the achievement of the cash flow component of this plan. Sales and operating income targets were not met.
      In 2005, the CEO recommended a pay-for-performance plan in lieu of merit increases for herself and her direct reports. The plan is based on Enesco’s financial performance which includes EBITDA, revenue and expense control targets that exceed Enesco’s current covenants with its creditors.
      Options to purchase shares of Common Stock are granted in amounts that are competitive with long-term incentive award practices of comparable U.S. companies, as identified in the surveys described above. The 2005 options were granted at the then market value of the stock and have a ten-year term, thus providing a direct relationship between the executive officers’ potentially realizable long-term compensation and long-term increases in shareholder value. The options vest over four years at the rate of 25% per year beginning on the first anniversary of the grant.
      The shareholder approved 1996 Long-Term Incentive Plan gives the directors discretion to award equity shares. Subject to shareholder approval of the Amendment and Restatement of the Plan at the Annual Meeting, the annual equity stock grant to executive officers will continue to have time-based vesting requirements. The Board believes that providing key managers with a proprietary interest in the growth and performance of Enesco that closely mirrors common practices both among competitors and among corporations generally, is crucial to providing an effective incentive to individual performance, while at the same time enhancing shareholder value.
      The Committee’s compensation policies are intended to reinforce Enesco’s performance-oriented compensation practices and are not impacted by potential non-deductibility of certain compensation amounts for federal tax purposes under the provisions of Section 162(m) of the Internal Revenue Code.
      The Committee reviews all components of the CEO’s compensation, including salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock option and restricted stock gains, earnings and accumulated payout obligations under Enesco’s non-qualified deferred compensation program, the actual projected payout obligation under the Company’s retirement plan and under potential severance and change-in-control scenarios. At the request of the CEO, no base salary increase for the CEO has been considered by the Committee for 2006. Based on the Committee’s review on December 6, 2005, and the recommendation by the CEO, the Committee finds the CEO’s total compensation in the aggregate to be reasonable.
      Submitted by the
      Human Resources and Compensation Committee:
T.A. Pressman (Chairman)
R.W. Blackburn
J.R. Haberkorn
A. Verville
      This report of the Human Resources and Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the “Acts”), except to the extent that Enesco specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts. The Human Resources and Compensation Committee charter is available in the Investor Relations area of Enesco’s website, www.enesco.com.

AUDIT COMMITTEE REPORT
To the Board of Directors of Enesco Group, Inc.:
      The Audit Committee reviews Enesco’s financial reporting processes on behalf of the Board. Management has the primary responsibility for preparing the financial statements and for the public reporting process. KPMG LLP, Enesco’s independent registered public accounting firm, is responsible for expressing opinions on the conformity of Enesco’s audited financial statements with generally accepted accounting principles. We have reviewed and discussed with management Enesco’s audited financial statements for the year ended December 31, 2005.
      We have discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.
      We have received and reviewed the written disclosures and the letter from KPMG required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and we have discussed with KPMG that firm’s independence. We have concluded that KPMG’s provision of audit services and non-audit services to Enesco is compatible with KPMG’s independence.
      Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in Enesco’s Annual Report on Form 10-K for the year ended December 31, 2005. This report is provided by the following independent directors, who constitute the committee:
      Submitted by the
      The Audit Committee:
L.A. Campanaro, Chairman
D. Brooks Lucas
G.R. Ditomassi
      This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating the Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the “Acts”), except to the extent that Enesco specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

PERFORMANCE GRAPH
      The performance graph below shall not be deemed incorporated by reference by any general statement incorporating the Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the “Acts”), except to the extent that Enesco specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.
      During a portion of the year ended December 31, 2005, Enesco Common Stock was included in the Standard & Poor’s (S&P) SmallCap 600 Index. A performance graph comparing Enesco Common Stock performance with the performance of this stock index is provided.
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG ENESCO, THE
S&P SMALLCAP 600 INDEX AND ENESCO’S PEER GROUP INDEX(1)

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

Enesco Group, Inc.	$100.00	$134.40	$151.04	$220.16	$172.37	$39.25

S&P SmallCap 600 Index	100.00	106.54	90.95	126.23	154.82	166.71

Enesco’s Peer Group Index	100.00	117.88	123.30	137.34	133.66	83.56

(1)	This graphic presentation assumes (a) one-time $100 investments in the Common Stock and in market capital base-weighted amounts apportioned among all the companies whose equity securities constitute the above-named broad equity market index and Enesco’s selected peer group index, in each case made as of the market close on the last trading day in 2000 and (b) the automatic reinvestment of dividends, if any, in the frequency that dividends were paid on such securities during the applicable fiscal years.

Enesco has chosen to present a peer group index composed of the companies that constitute the S&P SmallCap 600 Products, Housewares and Specialties Index (Enesco’s Peer Group Index). This peer group is made up of the following five companies: Lenox Group Inc. (formerly known as Department 56, Inc.), Libbey Inc., National Presto Industries Inc., and Russ Berrie and Company, Inc.

PROPOSAL 2: APPROVE THE AMENDMENT AND RESTATEMENT OF THE
ENESCO GROUP, INC. 1996 LONG-TERM INCENTIVE PLAN
      Enesco’s existing Amended and Restated 1996 Long-Term Incentive Plan (the “Plan”), which was adopted by the Board of Directors on January 24, 1996, and amended on April 24, 2003 and May 19, 2004 as approved by shareholders, expired on January 23, 2006. As part of a continuing effort to encourage key management employees of Enesco and its subsidiaries to acquire a proprietary interest in Enesco through ownership of Enesco Common Stock, the Board of Directors and the Human Resources and Compensation Committee have unanimously adopted a resolution, subject to shareholder approval, of an Amendment and Restatement of the Plan to extend the term of the Plan for an additional ten-year period, through January 23, 2016, and to make other ministerial changes (the “Amended Plan”).
      The purpose of the Amended Plan is to advance and promote the interests of Enesco and its subsidiaries by providing key management employees of Enesco and its subsidiaries with an incentive to achieve corporate objectives, to attract and retain key management employees of outstanding competence, and to provide such individuals with an equity interest in Enesco through the ownership of equity and by providing for payments to such individuals based on the appreciation in value or value of such equity.
      The Board believes that providing key management employees with a proprietary interest in the growth and performance of Enesco that closely mirrors common practices both among competitors and among corporations generally is crucial to providing an effective incentive to individual performance while at the same time enhancing shareholder value.
      The Board has directed that the Amended Plan be submitted to Enesco shareholders for their consideration and approval to extend its term for an additional ten-year period and to make other ministerial changes. The complete text of the Amended Plan is attached as Appendix B to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix B.
Administration of the Plan
      The Amended Plan is administered by the Human Resources and Compensation Committee of the Board (the “Compensation Committee”) which consists of not less than three qualified non-employee, independent directors of Enesco, who are appointed by the Board. Subject to the provisions of the Amended Plan and approval of the Board, the Compensation Committee is authorized to grant awards, to interpret the plan and such awards, to prescribe, amend and rescind the rules and regulations relating to the plan and the awards and to make other necessary or advisable determinations. The Compensation Committee has responsibility for identifying those officers and key management employees of Enesco and its subsidiaries who are eligible to receive awards under the Amended Plan. The present members of the Compensation Committee are Thane A. Pressman (Chairman), Richard W. Blackburn, Judith R. Haberkorn, and Anne-Lee Verville. Compensation Committee members serve in such capacity for terms of one year and until their successors are elected and qualified after each Annual Meeting.

Terms of the Plan
      Eligibility. The Amended Plan provides that officers and key employees of Enesco and its subsidiaries who are selected by the Compensation Committee are eligible to receive awards for up to a maximum of 200,000 shares, of which only 100,000 shares may be subject to performance plan awards, SARs, restricted stock awards and stock awards. In addition, the Compensation Committee may not make grants of performance plan awards, SARs, restricted stock awards or stock awards in excess of 900,000 shares over the life of the Amended Plan. Subject to the limitations of the Amended Plan, the Compensation Committee, in its sole discretion, selects the officers and key employees to be granted awards, the time or times when awards will be granted, the type of awards to be granted and the number of shares to be covered by each award. As of March 31, 2006 approximately 40 individuals were entitled to participate in the Amended Plan.
      Shares Issuable Under the Amended Plan. A total of 3,000,000 shares are authorized to be issued under the Amended Plan. This number has not been modified in connection with the amendment and restatement. Shares that are subject to awards that are forfeited, terminated or cancelled will be available for future issuance. As of March 31, 2006, a total of 1,075,539 shares were available for awards under the Amended Plan and 1,748,781 shares were subject to outstanding options. On March 31, 2006, the closing price of a share of Enesco’s Common Stock, as reported by the NYSE, was $2.03
Option Awards
      The Compensation Committee may grant incentive stock options, non-qualified stock options or a combination of the two.
      The exercise price of each incentive stock option may not be less than the fair market value of the Common Stock at the date of grant. The fair market value is generally the closing price of the Common Stock on the NYSE on the date of grant if it is a business day (if the date of grant is not a business day, then fair market value is the closing price of the Common Stock on the last business day prior to the date of grant). Unless the Compensation Committee determines otherwise, the option price per share of any non-qualified stock option shall be the fair market value of the shares of Common Stock on the date the option is granted. The exercise price of each incentive stock option granted to any participant possessing more than 10% of the combined voting power of all classes of capital stock of Enesco, or, if applicable, a parent or subsidiary of Enesco, on the date of grant must not be less than 110% of the fair market value on that date, and no such option may be exercisable more than five years after the date of grant.
      If the Employee’s employment with Enesco or any of its subsidiaries terminates by reason of disability, or by reason of retirement at or after age 59 1/2 , if not sooner terminated pursuant to their terms, all outstanding options then held by the employee that have vested as of the date of disability or date of retirement shall be exercisable for the remainder of the term of the options by the employee or his or her guardian or legal representative(s), except that in the case of incentive stock options the period for such exercise following such termination shall be limited to three (3) months. If the employee’s employment is terminated by voluntary resignation for any reason other than death, disability or retirement, all outstanding options, which have vested, then held by the employee shall be exercisable by the employee or his or her guardian or legal representative(s), if applicable, during the thirty (30) day period following the employee’s termination by voluntary resignation. If the employee’s employment is terminated by reason of death, all outstanding options that have vested as of the date of death and those that will vest within one (1) year of the date of death then held by the employee shall be exercisable by the employee’s successor during the eighteen (18) month period following the date of death. If the employee’s employment is terminated for cause, all outstanding options then held by the employee will be forfeited by the employee and canceled by Enesco as of the date of the employee’s termination for cause. Notwithstanding the foregoing, upon the employee’s termination of employment at any time for any reason other than death or disability, all outstanding options granted within the last twelve (12) months prior to the employee’s termination shall thereupon be forfeited by the employee and canceled by Enesco.
      Options granted will be exercisable for a term of not more than ten years from the date of grant. In addition, no employee may be granted an incentive stock option to the extent the aggregate fair market value, as of the date of grant, of the Common Stock with respect to which incentive stock options are first exercisable by such participant during any calendar year exceeds $100,000.
Restricted Stock Awards
      Restricted stock awards are rights granted by the Compensation Committee for shares of Common Stock, subject to forfeiture and other restrictions determined by the Compensation Committee. Until the restrictions with respect to any restricted stock award lapse, the shares will be held by Enesco and may not be sold or otherwise transferred by the employee. Except as otherwise determined by the Compensation Committee, until the restrictions lapse, the shares will be forfeited if the employee’s employment is terminated for any reason. Until the lapse of the restrictions, recipients may not dispose of their restricted stock. Restricted stock awards may be granted in tandem with an option or on a stand alone basis. The Compensation Committee may require the employees to pay Enesco an amount equal to the aggregate par value of the shares of Common Stock to be issued.
Stock Appreciation Rights
      A Stock Appreciation Right (SAR) is a right granted to a participant to receive shares of Common Stock or cash, or a combination thereof, in an amount equal to the excess of (a) the fair market value of a share of Common Stock on the date the SAR is exercised over (b) the fair market value of a share of Common Stock on the date the SAR was granted or, if granted in tandem with an option, at the discretion of the Compensation Committee, the option price of the shares subject to the option. SARs may be granted in tandem with an option or on a stand alone basis.
      Each SAR granted in tandem with an option is exercisable only to the extent the related option is exercisable. SARs granted on a stand alone basis are exercisable for a term to be determined by the Compensation Committee. Those SARs which are granted in tandem with incentive stock options are not exercisable unless the fair market value of the shares of Common Stock on the date of exercise exceeds the option price and in no event may the amounts paid pursuant to the SAR exceed the difference between the fair market value of the shares on the date of exercise and the option price.
Stock Bonus Awards
      Stock bonus awards may be granted on such terms as the Compensation Committee may determine. The Compensation Committee, in its discretion, may require the employees to whom stock bonus awards are granted to pay Enesco an amount equal to the aggregate par value of the shares to be issued to such employees.

Performance Plan Awards
      Performance plan awards may be granted in such form as the Compensation Committee may from time to time approve. These awards may include the grant of options, restricted stock awards, stock awards or units (payable in cash or shares) and are subject to the achievement in whole or in part, of certain performance criteria over a designated performance period specified by the Compensation Committee. Performance plan awards may be granted alone, in addition to, or in tandem with other awards under the Amended Plan. In determining the performance goals the Compensation Committee may use such measures as cumulative or non-cumulative return or equity return on assets and operating income, earnings growth, revenue growth or such other individual or aggregate measure or measures it deems appropriate.
      An employee who has been granted a performance plan award of units shall be entitled to receive a payment in an amount equal to the number of units earned at the conclusion of the respective performance period times the dollar value of each unit. Payment in settlement of units will be made in cash, shares, or any combination thereof, as the Compensation Committee determines, and will be made as soon as practicable following the conclusion of the respective performance period and the calculation of the dollar value of such units.
Phantom Stock Unit Awards
      Phantom stock unit awards may be granted subject to the provisions of the Amended Plan, upon such terms and conditions as the Compensation Committee may determine in its discretion. Each phantom stock unit will have an initial value that is established by the Compensation Committee on the grant date. The Compensation Committee may set performance goals which, depending on the extent to which they are met, will determine the number and/or value of phantom stock units that will be paid out to the Employee. Employees do not have rights as a shareholder with respect to phantom stock units.
      Subject to the terms of the Amended Plan, after the applicable restricted period has ended, the Employee shall be entitled to receive a payout of the number and value of phantom stock units vested or earned, by the employee over the restricted period. If the Compensation Committee establishes performance goals, the number and value of phantom stock units will be determined by the Compensation Committee, as a function of the extent to which the corresponding performance goals have been achieved. Except as provided below, payment of vested or earned phantom stock units shall be made in the form of cash or in shares (or in a combination thereof) which have an aggregate fair market value equal to the value of the vested or earned phantom stock units at the close of the applicable restricted period. At the grant date or shortly thereafter, the Compensation Committee may provide for a voluntary and/or mandatory deferral of all or any part of an otherwise vested or earned phantom stock unit award. The Compensation Committee will determine the extent to which an employee will have the right to a payout of a phantom stock unit award following a termination. Such provisions need not be uniform among all awards of phantom stock units granted pursuant to the Amended Plan, and may reflect distinctions based on the reasons for termination. The Compensation Committee also will determine the extent to which an employee shall have the right to a payout of a phantom stock unit award in the event of a change in control as described below.
Adjustments in Capitalization
      Awards granted under the Amended Plan are subject to adjustment upon stock dividend, stock split, combination or exchange of shares, recapitalization, partial or complete liquidation or other similar event affecting the Common Stock. An award is not transferable, other than by will or the laws of descent and distribution or, in certain circumstances, pursuant to a qualified domestic relations order, and an award may be exercised, during the lifetime of the holder of the award, only by the holder or the holder’s personal representative in the event of disability.
Change in Control
      In the case of an unusual corporate event such as a liquidation, merger, reorganization or other business combination, acquisition or change of control of Enesco through tender offer or otherwise, the Board may, on a case by case basis, terminate any awards upon the consummation of the unusual corporate event, provided, however, prior to the consummation of the unusual corporate event, the vesting provisions of those awards that will be terminated will accelerate and all restrictions shall lapse.
Amendment or Termination of the Amended and Restated Incentive Plan
      The Amended Plan will terminate on January 23, 2016, and awards will not be granted under the Amended Plan after that date although the terms of any award may be amended in accordance with the Amended Plan at any date prior to the end of the term of such award. Any awards outstanding at the time of termination of the Amended Plan will continue in full force and effect according to the terms and conditions of the award and the Amended Plan.
      The Amended Plan may be amended by the Board of Directors, provided that shareholder approval will be necessary to increase the number of shares subject to the Amended Plan, change the designation of the class of employees eligible to receive awards, decrease the price at which options may be granted, increase or decrease the exercise price of options after the date of grant, or as required under Section 422 of the Tax Code or Rule 16b-3, and the rules of any exchange on which Enesco’s shares are listed, and provided further that no amendment may impair any rights of any holder of an award previously granted under the Amended Plan without the holder’s consent.
Amended and Restated Incentive Plan Benefits
      No grants under the Amended Plan have been made since January 24, 2006, although there are outstanding options under the existing version of the Amended Plan. It is not possible at the present time to predict the number of grants that will be made or who will receive grants under the Amended Plan because these awards are discretionary, although as of March 31, 2006, approximately 40 employees would have been eligible to receive grants under the Amended Plan.
Federal Income Tax Consequences
      Set forth below is a brief summary of certain of the federal income tax consequences to award recipients and to Enesco as a result of the grant and exercise of awards under the Amended Plan. This summary is based on statutory provisions, treasury regulations thereunder, judicial decisions and Internal Revenue Service rulings in effect on the date hereof. The summary does not discuss any potential foreign, state or local tax consequences and is not intended as specific tax advice to any option holder.
      Non-Qualified Stock Options. Option holders will not generally realize taxable income upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, an option holder will recognize ordinary compensation income (subject to withholding by Enesco or a subsidiary) in an amount equal to the excess of (i) the fair market value of the shares received, over (ii) the exercise price paid therefor. An option holder will generally have tax basis in any shares received pursuant to the exercise of a non-qualified stock option that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Code Limitations on Deductibility,” Enesco (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by an option holder under the foregoing rules.
      Incentive Stock Options. Persons eligible to receive an incentive stock option will not have taxable income for regular tax purposes upon the grant or exercise of such an option. Upon exercise of an incentive stock option, the excess of the fair market value of the shares received over the exercise price will increase the alternative minimum taxable income of the option holder, which may cause such option holder to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive stock option would be allowed as a credit against the option holder’s regular tax liability in a later year to the extent the option holder’s regular tax liability is in excess of an alternative minimum tax for that year. Upon the disposition of shares acquired upon exercise of an incentive stock option that have been held for the requisite holding period (two years from the date of grant and one year from the date of exercise of the incentive stock option) an option holder will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the option holder for the shares. However, if an option holder disposes of shares that have not been held for the requisite holding period (a “Disqualifying Disposition”), the option holder will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the shares at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arms-length Disqualifying Disposition to an unrelated party) exceeds the exercise price paid by the option holder for such shares. An option holder would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the shares on the exercise date.
      Enesco and its subsidiaries will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless an option holder makes a Disqualifying Disposition of the shares. If an option holder makes a Disqualifying Disposition, Enesco (or a subsidiary) will then, subject to discussion below under “Tax Code Limitations on Deductibility” be entitled to a tax deduction that corresponds as to timing and amount with a compensation income recognized by an option holder under the rules described in the preceding paragraph.
      Payment of Exercise Price in Shares. If an option holder transfers previously held shares of Enesco’s Common Stock (other than shares acquired by exercise of an incentive stock option that have not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a non-qualified stock option or incentive stock option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the non-qualified stock option or incentive stock option exercise price (although an option holder would still recognize ordinary compensation income upon exercise of a non-qualified stock option in the manner described above). Moreover, that number of shares received upon exercise of an option which equals the number of previously held shares surrendered in satisfaction of the exercise price of the non-qualified stock option or incentive stock option will have a tax basis that equals, and a holding period that includes, the tax basis and the holding period of the previously held shares surrendered in payment of the exercise price of the non-qualified stock option or incentive stock option. Any additional shares received upon exercise of an option will have a tax basis that equals the amount of cash (if any) paid by the option holder, plus the amount of compensation income recognized by the option holder under the rules described above.
      Restricted Stock Awards and Stock Awards. Generally, an employee to whom a restricted stock or stock award is made will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares of Common Stock received at the time the shares first become transferable or are no longer subject to forfeiture over the purchase price, if any, paid by the employee for such Common Stock, and such amount will then be deductible for federal income tax purposes by Enesco. Alternatively, if the recipient of a restricted stock or stock award so elects, the recipient will recognize ordinary income on the date of grant in an amount equal to the excess of the fair market value of the shares of stock (without taking into account any lapse restrictions) on such date, over the purchase price, if any, paid by the employee for such Common Stock, and such amount will then be deductible by Enesco (or its subsidiary). In the event of the forfeiture of the stock included in a restricted stock or stock award, the employee will not be entitled to any deduction except to the extent the employee paid for such stock. Upon a sale of the stock included in the restricted stock or stock award, the employee will recognize a capital gain or loss, which will be a long-term capital gain or loss if held for more than one year, as the case may be, equal to the difference between the amount realized from such sale and the employee’s tax basis for such shares of stock.
      Performance Plan Awards. The federal income tax consequences and Section 16 restrictions will generally be the same for performance plan awards as the underlying grant of options, restricted stock awards or stock awards. A recipient of units payable in cash or shares of Common Stock will generally recognize ordinary income for federal income tax purposes in an amount equal to the amount of cash and/or the then fair market value of the shares of stock received, in the tax year in which received, and Enesco will normally be entitled to a tax deduction for an equivalent amount for the same year.
      Stock Appreciation Rights. A recipient employee will not recognize taxable income upon the grant of a SAR. The employee will generally recognize ordinary income for federal income tax purposes in an amount equal to the amount of cash and/or the then fair market value of the shares of Common Stock received upon exercise of the SAR, in the tax year in which payment is made in respect of a SAR, and Enesco will normally be entitled to a tax Deduction for an equivalent amount for the same year.
      Tax Code Limitations on Deductibility. In order for the amounts described above to be deductible by Enesco (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The ability of Enesco (or a subsidiary) to obtain a deduction for future payments under the Amended Plan could also in some circumstances be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of a corporation. Finally, the ability of Enesco (or a subsidiary) to obtain a deduction for amounts paid under the Amended Plan could be limited by Section 162(m) of the Code, which limits to $1,000,000 per officer the deductibility for federal income tax purposes of most compensation paid during a taxable year to certain executive officers of Enesco. However, an exception to this limitation applies in the case of certain performance-based compensation. The Amended Plan is intended to satisfy the requirements for this exception for option grants and SARs.
Tax Withholding
      Enesco is authorized to withhold from any award granted under the Amended Plan any withholding taxes due in respect of the award or payment. Subject to Compensation Committee approval, a participant may elect to satisfy his or her obligations for the payment of withholding taxes by delivery of shares of Enesco Common Stock.

Benefits Under the Plan
      The option grants, if any, that will be made to eligible persons under the Amended Plan are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time. The following table sets forth, for Enesco’s named executive officers, all stock options received prior to March 31, 2006 under the Amended Plan.

	No. of Shares
	Underlying Option(s)
	Received Under the 1996
Name and Principal Position	Long-Term Incentive Plan

Cynthia Passmore, President and CEO	361,200
Jeffrey S. Smith, former Chief Operations Officer	112,562	(1)
Paula Manley, former Chief Financial Officer	44,900	(2)
Koreen A. Ryan, former SVP, Human Resources, General Counsel, Secretary	8,000
Charles E. Sanders, Treasurer, Assistant Corporate Secretary	19,600
Anthony G. Testolin, Chief Accounting Officer	7,300

Total	553,562

(1)	Includes non-qualified stock options to purchase 31,800 shares granted on May 19, 2005 at an exercise price of $4.03 per share which were cancelled as of Mr. Smith’s last day of employment with Enesco on July 15, 2005.

(2)	Includes non-qualified stock options to purchase 8,000 shares granted on January 24, 2005 at an exercise price of $7.43 per share and to purchase 36,900 shares granted on May 19, 2005 at an exercise price of $4.03 per share which were cancelled as of Ms. Manley’s last day of employment with Enesco on July 15, 2005,
Vote Necessary to Approve Amendment
      The affirmative vote of the holders of a majority of the shares of Enesco’s Common Stock voted on this matter at the Annual Meeting, a quorum being present, will be required to approve the amendment and restatement of the Plan to extend the term of the Plan for an additional ten-year period, through January 23, 2016, and to make other ministerial changes. Abstentions will count as a vote against the proposal, but broker non-votes will have no effect. Shareholder approval for the amendment and restatement of the Plan is needed in order to permit a full federal income tax deduction to Enesco for certain “performance-based” awards and to comply with the NYSE listing rules. If the amendment and restatement of the Plan is not approved by the shareholders at the Annual Meeting, the Plan will continue to read in the form currently in effect, without the changes incorporated in the amendment and restatement.
The Board of Directors Recommends that Shareholders Vote FOR the
Amendment and Restatement of the 1996 Long-Term Incentive Plan.

PROPOSAL 3: INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      KPMG LLP (KPMG) has been engaged by Enesco as its independent registered public accounting firm since June 2002. Enesco has had no disagreements with KPMG on accounting and financial disclosures. The Audit Committee has appointed KPMG as Enesco’s independent registered public accounting firm for the year ending December 31, 2006, subject to ratification by the shareholders. Valid proxies of shareholders containing no designation to the contrary will be voted for the reappointment of that firm as recommended by the Audit Committee.
      Representatives of KPMG are expected to attend the Annual Meeting and be available to respond to appropriate questions and to make a statement if they so desire.
      The Audit Committee has established policies and procedures to pre-approve all audit and permissible non-audit services performed by KPMG. To minimize relationships that could appear to impair the objectivity of KPMG, our Audit Committee has restricted the non-audit services that KPMG may provide to Enesco primarily to tax consulting and has determined that even these non-audit services will be obtained from KPMG only when the services offered by KPMG are more effective or economical than services available from other service providers.
      Prior to commencement of the 2006 audit, management will submit a schedule of all proposed services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.
      Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report on the actual fees versus the budget periodically. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.
      The Audit Committee has delegated pre-approval authority to its Chairman for the purpose of handling emergency requirements, not to exceed 5% of total audit fees for the year. Any such pre-approval by the Chairman must be reported to the Audit Committee at its next scheduled meeting.
      The aggregate fees billed for the professional services rendered by KPMG for the audit of Enesco’s annual financial statements for the last two fiscal years are as follows:

	2005	2004

Audit Fees	$1,302,084	$1,393,616
Audit Related Fees	40,000	64,100
Tax Fees	15,615	84,540
All Other Fees	—	—

Total	$1,357,699	$1,542,256

      Audit fees include fees related to the annual audit of Enesco’s consolidated financial statements and the audit of internal control over financial reporting. Audit related fees were primarily related to pension and profit sharing plan audits and tax fees were related to the review of federal, state and international tax reporting and compliance.

      Our Audit Committee has adopted restrictions on Enesco employing any KPMG partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other person having responsibility for providing audit service related to Enesco’s financial statements. Consistent with Professional Standards, the Audit Committee also requires key KPMG partners assigned to our audit to be rotated at least every five years.
The Board of Directors and the Audit Committee Recommend that Shareholders Vote FOR the Ratification of KPMG LLP as Enesco’s Independent Registered Public Accounting Firm.
SHAREHOLDER PROPOSALS
      If any shareholder intends to present a proposal to be considered for inclusion in Enesco’s proxy materials in connection with the 2007 Annual Meeting of Shareholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8, Stockholder Proposals) and received by Enesco’s Corporate Secretary on or before December 21, 2006.
      In order for a shareholder proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c) for possible presentation at the Annual Meeting (other than the caption “Committees of the Board”), the proposal must be received by the Corporate Secretary of Enesco on or before March 6, 2007. Enesco’s management proxy holders will be permitted to use their discretionary voting authority, as conferred by any valid proxy, in accordance with their best judgment when such a proposal is raised at that Annual Meeting.
HOUSEHOLDING OF PROXY MATERIALS
      Some brokers and other nominee record holders may be participating in the practice of “householding” corporate communications to shareholders, such as proxy statements and annual reports. This means that only one copy of these materials may have been sent to your household for multiple shareholders within your household. Enesco will promptly deliver a separate copy of this Proxy Statement to you if you write to us at the following address:

Enesco Group, Inc.
225 Windsor Drive
Itasca, IL 60143
Attn: Corporate Secretary
      Any shareholders who would like to receive separate copies of our corporate communications to shareholders in the future, or if you are receiving copies and would like to receive only one copy for your household you should contact your broker or other nominee record holders, or you may contact Enesco at the above address.

      Also posted on Enesco’s website are the Corporate Governance Guidelines; the Charters of the Audit Committee, Human Resources and Compensation Committee, and Nominating and Governance Committee; and the Standards of Business Conduct and Ethics. Copies of these documents are also available, free of charge, by writing to Enesco.

By order of the Board of Directors,

ENESCO GROUP, INC.
Charles E. Sanders
Assistant Corporate Secretary
April 20, 2006

APPENDIX A
Audit Committee Charter
ENESCO GROUP, INC.
AUDIT COMMITTEE CHARTER
As of March 21, 2006
Role and Independence
      The Audit Committee of the Board of Directors (the ‘Committee’): (A) assists the Board in fulfilling its responsibility for oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent accountants’ qualifications and independence; and, (iv) the performance of the Company’s internal audit function and independent accountant; (B) prepares an audit committee report as required by the SEC to be included in the Company’s annual proxy statement; and (C) performs such other duties as are directed by the Board. The Committee shall consist of at least three directors who are financially literate and generally knowledgeable in auditing matters. At least one member shall have accounting or related financial management expertise and other qualifications, as defined by the Sarbanes-Oxley Act and the SEC, to be considered “an audit committee financial expert,” whose name and relationship with the issuer shall be disclosed. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgement, and shall meet the director’s independence requirements for serving on audit committees as set forth in the corporate governance standards of the New York Stock Exchange.
      Regarding Committee members who serve on the Audit Committee of more than three public companies, the Board will determine if such service does not impair the individual’s ability to effectively serve the committee, and will disclose such determination in its annual proxy statement.
      The Committee is expected to maintain free and open communication (including private executive sessions) with the independent accountants and the internal auditors
      The Board of Directors shall appoint one member of the Committee as chairperson. He or she shall be responsible for leadership of the Committee, including approving the agenda, presiding over the meetings, making Committee assignments and reporting to the Board of Directors. The chairperson will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the director of internal audit.
      The Committee shall meet at least quarterly and with such frequency and at such intervals, as it shall determine is necessary to carry out its duties and responsibilities. The Secretary of the Corporation shall serve as the Secretary of the Committee except for the private executive sessions.

A.	Responsibilities Regarding the Engagement of the Independent Accountants and the Appointment of the Internal Auditor

1.	Review and recommend to the Board of Directors the independent accountants to be selected to audit the annual financial statements and review the quarterly financial statements of the Company. The Committee shall have the authority and responsibility to appoint, evaluate and replace the independent auditor, as well as determine their qualifications, independence and adequacy. The independent auditor shall be accountable to the Board of Directors and the Audit Committee. The Committee will also review and approve fees paid to the independent accountants.

2.	Oversee the independent auditor relationship by initially reviewing and approving the scope of the audit and subsequently discussing with the auditor the nature and rigor of the audit process, changes in scope, receiving and reviewing audit reports, and providing the auditor full access to the Committee (and the Board of Directors) to report on any and all appropriate matters.

3.	Review and approve requests for any services to be performed by any public accounting firm.

4.	Review and concur in the appointment, replacement, or dismissal of the Director of Internal Audit or Internal Audit firm, if service is outsourced, and determine the reporting structure appropriate for internal audit independence.

5.	Ensure that the independent accountants deliver to the Committee annually a formal written statement delineating all relationships between the independent accountants and the Company and addressing at least the matters set forth in Independence Standards Board Standard No. 1; discuss with the independent accountants any relationships or services disclosed in such statement that may impact the objectivity and recommend that the Board of Directors take appropriate action in response to this statement to satisfy itself of the independent accountants’ independence.

6.	Review on an annual basis other services performed by the external auditors and related fees, and inquire as to the extent to which independent public accountants other than the principal independent auditor are to be used and understand the rationale for using them. The Committee should request that the work of other independent public accountants be coordinated and that an appropriate review of their work be performed by, the principal independent auditor.

7.	Perform an annual assessment of the of the Company’s internal audit function and independent auditors, including a review and evaluation of the lead partner of the independent auditor. In addition to assuring the regular rotation of the lead audit partner, the Committee will also consider whether there should be regular rotation of the audit firm itself. The Committee will present its conclusions with respect to the independent auditor to the full Board.

8.	At least annually, the Committee will obtain and review a report by the independent auditor describing:

•	The firm’s internal quality-control procedures;

•	Any material issues raised by the most recent internal quality-control review or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, including any steps taken to deal with any such issues; and

•	All relationships between the independent auditor and the Company

B.	Responsibilities for Reviewing Internal Audits, the Annual Independent Audit and the Review of Financial Statements
      The Committee will:

1.	Request the independent accountants to confirm that they are accountable to the Board of Directors and the Committee and that they will provide the Committee with timely analyses of significant financial reporting and internal control issues.

2.	Review with management significant risks and exposures identified by management and steps undertaken by management to minimize such risks.

3.	Review the scope of the internal and independent audits with the Director of Internal Audit and the independent accountants.

4.	Provide guidance and oversight to the internal audit activities of the Company including reviewing the organization, plans and results of such activity. This includes oversight of the annual internal controls report to be certified by management and filed with the Company’s Form 10-K annual report.

5.	Review with management, the independent accountants and the Director of Internal Audit:

•	The Company’s internal controls, including computerized information system controls and security.

•	Any findings and recommendations made by the independent accountants or internal audit staff.

6.	Review the audited financial statements, proxy and Form 10-K (including year-end management certification letter and Management’s Discussion and Analysis of Financial Condition and Results of Operation) and discuss them with management and the independent auditor. These discussions shall include consideration of the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board of Directors as to the inclusion of the Company’s audited financial statements in the Company’s annual report on Form 10-K.

7.	Review the company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies prior to issuance.

8.	Review with management and the independent accountants the quarterly financial information prior to the Company’s filing of Form 10-Q and related quarterly management certification letter.

9.	Review the Company’s policies with respect to financial risk assessment and risk management.

10.	At least quarterly in executive session meet separately with representatives of the internal auditor and the independent auditors, and with the CFO.

11.	Review with the independent auditor any audit issues and management’s response, including any restrictions on the scope of the independent auditor’s activities or access to requested information, and any significant disagreements with management.

C.	Other Responsibilities:

1.	Review recent and prospective opinions of the FASB and similar organizations and their impact upon the Company’s accounting and financial statements.

2.	Review on an annual basis, policies and procedures covering officers’ expense accounts and perquisites, including the use of corporate assets, and consider the results of any review of those areas by the Director of Internal Audit or the independent accountants.

3.	Review at least quarterly with the General Counsel any legal and regulatory matters that may have a material effect on the Company’s financial statements, operations, compliance policies and programs.

4.	Review on an annual basis with the General Counsel the monitoring of CEO and CFO compliance with the Company’s Code of Conduct.

5.	Report Audit Committee activities to the full Board of Directors and issue annually a report to be included in the proxy statement (including appropriate oversight conclusions) for submission to the shareholders. In addition, the Committee will report regularly to the Board regarding any issues that arise with respect to:

•	The quality or integrity of the company’s financial statements,

•	The company’s compliance with legal or regulatory requirements,

The performance and independence of the company’s independent auditors and internal audit function.

6.	Review and reassess the adequacy of its charter on an annual basis, provide the New York Stock Exchange with an annual written affirmation regarding the annual review and reassessment of the adequacy of the charter, and affirm the independence and other qualifications of the Audit Committee members. If revised, the Charter will be published in the next proxy. Otherwise the Charter will be published every third year in the proxy.

7.	Set guidelines for committee education and orientation to assure understanding of the business and the environment in which the company operates.

8.	Set guidelines for development of an annual audit committee plan that is responsive to the primary audit committee responsibilities, and for the review and approval of the plan by the full Board.

9.	Communicate committee expectations and the nature, timing, and extent of committee information needs to management, internal and external auditors, and others.

10.	Approve hiring policies for employees or former employees of the independent auditors, which policies shall as a minimum meet the requirements of the SEC and NYSE.

11.	Annually evaluate the Committee’s performance of its responsibilities and provide the Board and management the opportunity to perform an annual performance evaluation of the Committee and their performance.

12.	Regularly review the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including the services of the “whistleblower” hotline service provider.

13.	Regularly review from General Counsel any report of evidence of a material violation of securities law or breach of fiduciary duty or similar violation by the Company or any agent thereof.

14.	Annually, provides to the CEO the Committee’s evaluation and recommendations regarding individuals serving in key financial roles.

D.	Other Authority
      The Committee is authorized to confer with Company management and other employees to the extent it may deem necessary or appropriate to fulfill its duties. The Committee is authorized to conduct or authorize investigations or special audits into any matters within the Committee’s scope of responsibilities. The Committee also is authorized to seek outside legal or other advice to the extent it deems necessary or appropriate, provided it shall keep the Board advised as to the nature and extent of such outside advice. The Committee will perform such other functions as are authorized for this Committee by the Board of Directors.

APPENDIX B -
Proposed Amended and Restated
1996 Long-Term Incentive Plan
ENESCO GROUP, INC.
AMENDED AND RESTATED
1996 LONG-TERM INCENTIVE PLAN
(Amended and Restated As of January 24, 2006)
      1.     Purpose. The purpose of this Amended and Restated 1996 Long-Term Incentive Plan (the “Plan”) is to advance and promote the interests of Enesco Group, Inc. (the “Company”) and its Subsidiaries by providing key management employees of the Company and its Subsidiaries with an incentive to achieve corporate objectives, to attract and retain key management employees of outstanding competence and to provide such individuals with an equity interest in the Company through the ownership of Shares and by providing for payments to such individuals based on the appreciation in value or value of such Shares.
      2.     Definitions. When used herein, the following terms shall have the meaning set forth below:

2.1 “Award” means an Option, an Option granted in tandem with an SAR, a Performance Plan Award, a Phantom Stock Unit Award, a Restricted Stock Award, a Restricted Stock Award granted in tandem with an Option, an SAR, a Stock Bonus Award, or any other equity-based instrument approved by the Committee, or any combination thereof, granted under the Plan.

2.2 “Award Agreement” means a written agreement, which shall be duly executed by the Company and the Employee and which shall set forth the terms and conditions of an Award under the Plan. In the event of any conflict between this Plan document and the Award Agreement, the terms of this Plan document shall control.

2.3 “Board” means the Board of Directors of Enesco Group, Inc.

2.4 “Cause” means, as determined by the Company, in its sole discretion: (a) the continued failure by the Employee to perform substantially the Employee’s duties with the Company or a Subsidiary (other than any such failure resulting from the Employee’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Employee by the Company, which demand specifically identifies the manner in which the Company believes that the Employee has not substantially performed the Employee’s duties or (b) the willful engagement by the Employee in conduct which is demonstrably and materially injurious to the Company or its Subsidiaries, including by way of example, but not by way of limitation, the Employee’s engaging in fraud, misappropriation of property of the Company or its Subsidiaries, or gross misconduct damaging to such property or the business of the Company or its Subsidiaries, or the Employee’s conviction for a felony or a violation of any material policy of the Company or its Subsidiaries.

The determination that a termination of the Employee’s employment is either for Cause or not for Cause for the purposes of the Plan shall be made by the Company, in its sole discretion. Any determination by the Company that the Employee’s employment was terminated not for Cause for the purposes of outstanding Awards held by such Employee or for any other purpose of the Plan shall have no effect upon any determination of the rights or obligations of the Company or such Employee for any other purpose.

Notwithstanding the foregoing or any other provision of this Plan, the foregoing definition of Cause shall supersede any definition of Cause (or any analogous term) set forth in an Award Agreement. If no definition of Cause (or any analogous term) is set forth in such Award Agreement, the foregoing definition shall apply.

2.5 “Code” means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

2.6 “Committee” means the Human Resources and Compensation Committee of the Board or any other committee appointed by the Board that is invested by the Board with responsibility for the administration of the Plan, which Committee shall be composed of not less than three directors of the Company elected or to be elected as members of the Committee from time to time by the Board. Each member of the Committee shall be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code and any applicable stock exchange requirements.

2.7 “Company” means Enesco Group, Inc.

2.8 “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

2.9 “Employee Shareholder” means an Employee who, at the time an Incentive Stock Option is granted, owns, as defined in Section 424 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of: (a) the Company; or (b) if applicable, a Subsidiary or a Parent.

2.10 “Employees” means officers (including officers who are members of the Board) and other key employees of the Company or any of its Subsidiaries.

2.11 “ERISA” means the Employee Retirement Income Security Act of 1974, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of ERISA shall refer to the corresponding provisions of ERISA as it may hereafter be amended or replaced.

2.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may hereafter be amended or replaced.

2.13 “Fair Market Value” means with respect to the Shares, (a) the closing price of the Shares on the New York Stock Exchange or such other exchange on which Shares are then traded or admitted to trading (or quoted), on the determination date, (b) if no sale takes place on such date on any such exchange (or quotation system), the average of the last reported closing bid and asked prices on such date as officially quoted on any such exchange (or quotation system), or (c) if the Shares are not then listed or admitted to trading on any such exchange, the average of the last reported closing bid and asked prices on such date on the over-the-counter market (or quotation system); provided, however, if there shall be no public market for the Shares the price shall be the fair market value determined in good faith by the Board, or the Committee if one has been appointed, in its discretion, which determination may, but need not, be based on (i) the advice of an independent financial advisor or (ii) the last known price per Share paid by a purchaser in an arm’s length transaction. For purposes of (a) above, the NASDAQ Stock Market shall be deemed an exchange. If there shall be a public market for the Shares, and the foregoing references are unavailable or inapplicable, then the Fair Market Value shall be determined on the basis of the appropriate substitute public market price indicator as determined by the Committee, in its sole discretion.

2.14 “Grant Date” means the date on which the Committee approves the grant of the Award.

2.15 “Incentive Stock Option” means an Option intending to meet the requirements and containing the limitations and restrictions set forth in Section 422 of the Code and designated in the Award Agreement as an Incentive Stock Option.

2.16 “Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.

2.17 “Option” means the right to purchase the number of Shares specified by the Committee, at the closing bid price the day of the Grant Date, and for a term fixed by the Committee, in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee may impose.

2.18 “Parent” means any corporation, other than the employer corporation, in an unbroken chain of corporations ending with the employer corporation if, at the time of the granting of the Option, each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.19 “Performance Goals” has the meaning ascribed to it in Section 11 of the Plan.

2.20 “Performance Period” has the meaning ascribed to it in Section 11 of the Plan.

2.21 “Performance Plan Award” means the right to receive Options, Phantom Stock Unit Awards, Restricted Stock Awards, SARs, Shares, Stock Bonus Awards or units (representing such monetary amount as designated by the Committee and payable in cash or in Shares) pursuant to Section 11 of the Plan, which right is based on, or subject to, in whole or in part, the achievement of certain performance criteria specified by the Committee.

2.22 “Phantom Stock Unit” means a contractual right to receive Shares or the value of Shares in the future.

2.23 “Plan” means the Amended and Restated 1996 Enesco Group, Inc. Long-Term Incentive Plan.

2.24 “Regulation T” means Part 220, chapter II, title 12 of the Code of Federal Regulations, issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, as amended from time to time, or any successor regulation which may hereafter be adopted in lieu thereof.

2.25 “Restricted Period” means the period of time during which Phantom Stock Units vest or performance goals must be achieved with respect to Phantom Stock Units, as specified in the Award Agreement applicable to the Phantom Stock Units.

2.26 “Restricted Stock Award” means the right to receive Shares, but subject to forfeiture and/or other restrictions set forth in the related Restricted Stock Award Agreement and the Plan.

2.27 “Restricted Stock Award Agreement” means an Award Agreement executed in connection with a Restricted Stock Award.

2.28 “Rule 16b-3” means Rule 16b-3 of the General Rules and Regulations of the Securities and Exchange Commission as in effect at the time of reference, or any successor rules or regulations which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of Rule 16b-3 shall refer to the corresponding provisions of Rule 16b-3 as it may hereafter be amended or replaced.

2.29 “SAR” means a stock appreciation right, which is a right to receive an amount in cash, or Shares, or a combination of cash and Shares, as determined by the Committee, no greater than the excess, if any, of (i) the Fair Market Value of a Share on the date the SAR is exercised, over (ii) the SAR Base Price.

2.30 “SAR Base Price” means the Fair Market Value of a Share on the date an SAR was granted, or if the SAR was granted in tandem with an Option (whether or not the Option was granted on a different date than the SAR), in the Committee’s discretion, the option price of a Share subject to the Option.

2.31 “Shares” means shares of the Company’s common stock $0.125 par value each or, if by reason of the adjustment provisions contained herein, any rights under an Award under the Plan pertain to any other security, such other security.

2.32 “Stock Bonus Award” means the right to receive Shares as provided in Section 10 of the Plan.

2.33 “Subsidiary” or “Subsidiaries” means any corporation or corporations other than the employer corporation in an unbroken chain of corporations beginning with the employer corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.34 “Successor” means the legal representative of the estate of a deceased Employee or the person or persons or trust who shall acquire the right to exercise or receive an Award by bequest or inheritance or by reason of the death of the Employee.

2.35 “Term” means the period during which a particular Award may be exercised.
      3.     Administration. The Plan shall be administered by the Committee subject to the provisions of the Plan. The Committee is authorized to approve the timing, recipients and grants of Awards under the Plan, to interpret the Plan and such Awards, to amend and revise the Plan and the Awards, and to make other determinations necessary or advisable for the administration of the Plan, all of which determinations shall be conclusive, subject to Board and/or shareholder approval, if necessary. The Committee shall act pursuant to a majority vote or by unanimous written consent. A majority of the Committee shall constitute a quorum. The Committee has authority, in its discretion, to delegate administrative powers, including, but not limited to, those set forth in this section.
      4.     Shares Subject to the Plan. The aggregate number of shares, which are authorized and may be issued under Awards granted pursuant to the Plan, shall not exceed 3,000,000 shares of the Company’s common stock $0.125 par value each. Such Shares shall be either authorized, but unissued Shares, or authorized issued Shares that shall have been reacquired by the Company. Such aggregate number of Shares may be adjusted under Section 17 below. Any Shares subject to issuance upon exercise of Options or SARs, or vesting of Performance Plan Awards, but which are not issued because of a surrender, lapse, expiration, forfeiture or termination of any such Option, SAR or Performance Plan Award prior to issuance of the Shares shall once again be available for issuance in satisfaction of Awards. Similarly, any Shares issued pursuant to a Restricted Stock Award which are subsequently forfeited pursuant to the terms of the related Restricted Unit Award Agreement shall once again be available for issuance in satisfaction of Awards. In addition, if Shares are not delivered pursuant to a Phantom Stock Unit Award or a SAR Award that is not related to an Option because the Award is paid in cash or Shares subject to the Award are withheld to satisfy applicable tax withholding obligations upon exercise, payment or settlement of an Award other than Restricted Stock, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.
      5.     Eligibility. Awards shall be granted under the Plan to such Employees as the Committee shall determine from time to time. In determining the Employees to whom Awards shall be granted and the number of Shares to be issued or subject to purchase or issuance under such Awards, the Committee shall take into account the recommendations of the Company’s management as to the duties of the respective Employees, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.
      6.     Allotment of Shares. The Committee shall determine the total number of Shares to be offered to each Employee under the Plan; provided, however, that no Employee may be granted (a) Options which exceed 200,000 Shares under the Plan in any calendar year, and (b) Performance Plan Awards, SARs, Restricted Stock Awards and Stock Bonus Awards which exceed 100,000 Shares under the Plan in any calendar year. In addition, the Committee may not make grants of Performance Plan Awards, SARs, Restricted Stock Awards and Stock Bonus Awards which exceed 900,000 Shares.
      7.     Stock Options.

7.1 Types of Options. Options granted pursuant to the Plan may be either Incentive Stock Options or Non-qualified Stock Options. It is the intent of the Company that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that the Incentive Stock Options granted under the Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 and the other appropriate provisions of the Code and any implementing regulations (and any successor provisions thereof), and that any ambiguities in construction shall be interpreted in order to effectuate such intent. The Award Agreement shall designate whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option.

7.2 Option Price. The Shares shall be offered from time to time under the Plan at a price that shall be not less than the greater of (a) 100% of the Fair Market Value of the Company’s common stock on the date the Option is granted, or (b) the par value of the Company’s common stock subject to the Option; provided, however, that the price shall be not less than 110% of such Fair Market Value in the case of Shares offered under any Incentive Stock Option granted to an Employee Shareholder.

7.3 Terms and Conditions of Options. The Committee shall have power, subject to the limitations contained in the Plan, to prescribe the terms and conditions of any Option granted hereunder. Each such Option shall be evidenced by an Award Agreement, which shall prescribe the following terms and conditions and such other terms and conditions as the Committee may deem necessary or advisable:

(a) Duration of Options. Except as hereinafter otherwise provided, Options granted under the Plan shall not be exercisable for a term of more than ten (10) years from the date of grant, but shall be subject to earlier termination as hereinafter provided. No Option granted in tandem with an SAR shall be exercisable during the first six (6) months following the date of grant of the SAR, except that this limitation shall not apply in the event that it is permissible under Rule 16b-3 to exercise the Option prior to the expiration of the six month period. Notwithstanding anything herein to the contrary, if an Incentive Stock Option is granted to an Employee Shareholder, then such Incentive Stock Option shall not be exercisable more than five (5) years from the date of grant thereof, but shall be subject to earlier termination as hereinafter provided.

(b) Termination of Options.

(1) Disability, or Retirement at or after age 59 1/2. If the Employee’s employment with the Company or any Subsidiary terminates by reason of Disability, or by reason of retirement at or after age 59 1/2 , if not sooner terminated pursuant to their terms, all outstanding Options then held by the Employee that have vested as of the date of Disability or date of retirement shall be exercisable for the remainder of the Term of the Options by the Employee or his or her guardian or legal representative(s), except further that in the case of Incentive Stock Options the period for such exercise following such termination shall be limited to three (3) months.

(2) Termination by Voluntary Resignation. If the Employee’s employment with the Company or any Subsidiary is terminated by voluntary resignation for any reason other than Death, Disability or retirement, all outstanding Options, which have vested, then held by the Employee shall be exercisable by the Employee or his or her guardian or legal representative(s), if applicable, during the thirty (30) day period following such Employee’s termination by voluntary resignation.

(3) Death. If the Employee’s employment with the Company or any Subsidiary is terminated by reason of Death, all outstanding Options that have vested as of the date of Death and those that will vest within one (1) year of the date of Death then held by the Employee shall be exercisable by the Employee’s Successor during the eighteen (18) month period following the date of Death.

(4) Termination for Cause. If the Employee’s employment with the Company or any Subsidiary is terminated for Cause, all outstanding Options then held by the Employee shall thereupon be forfeited by the Employee and canceled by the Company as of the date of the Employee’s termination for Cause.

(5) Termination within One Year of Grant. Notwithstanding the foregoing, upon the Employee’s termination of employment with the Company or any Subsidiary at any time for any reason other than Death or Disability, all outstanding Options granted within the last twelve (12) months prior to the Employee’s termination shall thereupon be forfeited by the Employee and canceled by the Company.

8. Stock Appreciation Rights.

8.1 Grant of SAR. The Committee, in its discretion, may grant an Employee an SAR in tandem with an Option or may grant an Employee an SAR on a stand-alone basis. The Committee, in its discretion, may grant an SAR in tandem with an Option either at the time the Option is granted or at any time after the Option is granted, to the extent that such Options at such time have not been exercised and have not been terminated, so long as the grant of the SAR is made during the period in which grants of SARs may be made under the Plan. The Committee, in its discretion, may grant an SAR in tandem with an Option which is exercisable either in lieu of, or in addition to, the exercise of the related Option.

8.2 Limitations on Exercise. Each SAR granted in tandem with an Option shall be exercisable to the extent, and only to the extent, the related Option is exercisable and shall be for such Term as the Committee may determine (which Term, not to exceed ten (10) years, may expire prior to the Term of the related Option). Each SAR granted on a stand-alone basis shall be exercisable to the extent, and for such Term, as the Committee may determine. The SARs shall be subject to such other terms and conditions as the Committee, in its discretion, shall determine which are not otherwise inconsistent with the Plan. The terms and conditions may include Committee approval of the exercise of the SAR, limitations on the time within which and the extent to which such SAR shall be exercisable, limitations, if any, on the amount of appreciation in value which may be recognized with regard to such SAR, and specification of what portion, if any, of the amount payable to the Employee upon exercise of such SAR shall be payable in cash and what portion if any, shall be payable in Shares. If, and to the extent, that Shares are issued in satisfaction of amounts payable on exercise of an SAR, the Shares shall be valued at their Fair Market Value on the date of exercise.

8.3 SARs in Tandem with Incentive Stock Options. With respect to SARs granted in tandem with Incentive Stock Options, the following shall apply:

(a) No SAR shall be exercisable unless the Fair Market Value of the Shares on the date of exercise exceeds the option price of the related Incentive Stock Option.

(b) In no event shall any amounts paid pursuant to the SAR exceed the difference between the Fair Market Value of the Shares on the date of exercise and the option price of the related Incentive Stock Option.

8.4 Surrender of Option or SAR Granted in Tandem. If the Award Agreement related to the grant of an SAR in tandem with an Option provides that the SAR can only be exercised in lieu of the related Option, then, upon exercise of such SAR, the related Option or portion thereof with respect to which such SAR is exercised shall be deemed surrendered and shall not thereafter be exercisable, and, similarly, upon exercise of the Option, the related SAR or portion thereof with respect to which such Option is exercised shall be deemed surrendered and shall not thereafter be exercisable. If the Award Agreement related to the grant of an SAR in tandem with an Option provides that the SAR can be exercised in addition to the related Option, then, upon exercise of such SAR, the related Option or portion thereof with respect to which such SAR is exercised shall not be deemed surrendered and shall continue to be exercisable and, similarly, upon exercise of the Option, the related SAR or portion thereof with respect to which such Option is exercised shall not be deemed surrendered and shall continue to be exercisable.
      9.     Restricted Stock Awards. Restricted Stock Awards granted under the Plan shall be subject to such terms and conditions, including, without limitation, performance criteria, vesting, dividend deferral or dividend reinvestment requirements, as the Committee may, in its discretion, determine and set forth in the related Restricted Stock Award Agreements. The Committee, in its discretion, may grant an Employee a Restricted Stock Award on a stand-alone basis or in tandem with an Option. Restricted Stock Awards shall be granted in accordance with, and subject to, the provisions set forth below.

9.1 Issuance of Shares. Each Restricted Stock Award shall be evidenced by a Restricted Stock Award Agreement which shall set forth the number of Shares issuable under the Restricted Stock Award. Subject to the restrictions in Section 9.3 of the Plan, and subject further to such other restrictions or conditions established by the Committee, in its discretion, and set forth in the related Restricted Stock Award Agreement (such as requiring the Employee to pay an amount equal to the aggregate par value of the Shares to be issued thereunder), the number of Shares granted under a Restricted Stock Award shall be issued in the recipient Employee’s name on the date of grant of such Restricted Stock Award or as soon as reasonably practicable thereunder.

9.2 Right of Recipient Employees. Shares received pursuant to Restricted Stock Awards shall be duly issued or transferred to the Employee. Subject to the restrictions in Section 9.3 of the Plan, and subject further to such other restrictions or conditions established by the Committee, in its discretion, and set forth in the related Restricted Stock Award Agreement, the Employee shall thereupon be a shareholder with respect to all such Shares and shall have the rights of a shareholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions paid with respect to such Shares.

9.3 Restrictions. Except as otherwise determined by the Committee in its sole discretion, each Share issued pursuant to a Restricted Stock Award Agreement shall be subject, in addition to any other restrictions set forth in the related Restricted Stock Award Agreement, to the following restrictions until such restrictions have lapsed pursuant to Section 9.4 of the Plan:

(a) Disposition. The Shares awarded to an Employee and the right to vote such Shares or receive dividends on such Shares may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of; provided, however, that such Shares may be transferred upon the death of the Employee to the Employee’s Successor. Any transfer or purported transfer of such Shares in violation of the restrictions outlined in this Section 9.3 shall be null and void and shall result in the forfeiture of the Shares transferred or purportedly transferred to the Company without notice and without consideration.

(b) Forfeiture. Subject to the provisions of Section 9.4, the Shares awarded to an Employee shall be forfeited to the Company without notice and without consideration therefor immediately upon the termination of the Employee’s employment with the Company and all Subsidiaries of the Company for any reason whatsoever.

9.4 Lapse of Restrictions. The Committee, in its sole discretion, shall determine the circumstances upon which the restrictions set forth in Section 9.3 of the Plan on Shares issued under a Restricted Stock Award shall lapse.

9.5 Surrender of Options or Restricted Stock Granted in Tandem. If the Restricted Stock Award Agreement related to the grant of a Restricted Stock Award in tandem with an Option provides that the Option can only be exercised in lieu of the scheduled vesting for the Restricted Stock Award, then, upon vesting of the Shares subject to the Restricted Stock Award, the related Option or portion thereof with respect to which such Restricted Stock Award becomes vested shall be deemed surrendered and shall not thereafter be exercisable and, similarly, upon exercise of the Option, the Shares subject to the related Restricted Stock Award or portion thereof with respect to which such Option is exercised shall be deemed forfeited to the Company and shall be canceled as provided by the Plan or the Restricted Stock Award Agreement.

      10.     Stock Bonus Awards. Stock Bonus Awards may be granted under the Plan with respect to Shares, and shall be granted, subject to the provisions of the Plan, upon such terms and conditions as the Committee may determine in its discretion. The Committee, in its discretion, may require the Employees to whom Stock Bonus Awards are granted to pay the Company an amount equal to the aggregate par value of the Shares to be issued to such Employees. Subject to the Employee delivering in cash or by check the amounts, if any, required to be paid pursuant to this Section 10 or pursuant to Section 20 of the Plan (relating to taxes), Shares shall be issued in the Employee’s name as soon as reasonably practicable following the date of grant, or if such payments are required, following the date of such payments. The Company shall deliver such Shares to the Employee and the Employee shall thereupon be a shareholder with respect to all such Shares and shall have all the rights of a shareholder with respect to such Shares.
      11.     Performance Plan Awards.

11.1 Performance Plan Awards. Performance Plan Awards may be granted under the Plan in such form as the Committee may from time to time approve. Performance Plan Awards may be granted alone, in addition to or in tandem with other Awards under the Plan. Subject to the terms of the Plan, including the terms of the Plan applicable to any underlying type of Award that is the subject of a Performance Plan Award (i.e., an Option, an Option granted in tandem with an SAR, a Phantom Stock Unit Award, a Restricted Stock Award, a Restricted Stock Award granted in tandem with an Option, an SAR or a Stock Bonus Award, as the case may be), the Committee shall determine the number of Performance Plan Awards to be granted to an Employee, the terms and conditions applicable to any particular Performance Plan Award made to an Employee and, in the case of a Performance Plan Award of units, the monetary amount represented by each such unit.

11.2 Performance Goals and Performance Periods. A Performance Plan Award shall provide that in order for an Employee to vest, in whole or in part, in such Performance Plan Award the Company and/or the Employee must achieve certain individual and/or aggregate performance criteria (“Performance Goals”) over a designated performance period, which period may be no less than twelve months subject to earlier termination by reason of death, disability or termination of employment, as determined by the Committee (“Performance Period”). The Performance Goals and Performance Period shall be established by the Committee, in its sole discretion. The Committee also may establish a schedule or schedules for any such Performance Period setting forth the portion of the Performance Plan Award that will be earned or forfeited based on the degree of achievement of the Performance Goals actually achieved or exceeded. In setting Performance Goals the Committee may use such measures as cumulative or non-cumulative return on equity, return on assets and operating income, earnings growth, revenue growth or such other individual and/or aggregate measure or measures of performance in such manner as it deems appropriate. During the Performance Period, the Committee, except as provided otherwise in the Award Agreement evidencing the Performance Plan Award, shall have the authority to adjust upward or downward the Performance Goals in such manner as it deems appropriate.

11.3 Payments of Units. An employee who has been granted a Performance Plan Award of units shall be entitled to receive a payment with respect to such units in an amount equal to the number of units earned at the conclusion of the respective Performance Period times the dollar value of each unit.

Payment in settlement of such unit shall be made in cash, in Shares, or in any combination thereof, as the Committee in its sole discretion shall determine, and shall be made as soon as practicable following the conclusion of the respective Performance Period and the calculation of the dollar value of such units.

      12.     Phantom Stock Unit Awards.

12.1 Phantom Stock Unit Awards may be granted under the Plan subject to the provisions of the Plan, upon such terms and conditions as the Committee may determine in its discretion.

12.2 Value of Phantom Stock Units. Each Phantom Stock Unit shall have an initial value that is established by the Committee on the Grant Date. The Committee may set performance goals in its sole discretion which, depending on the extent to which they are met, will determine the number and/or value of Phantom Stock Units that will be paid out to the Participant.

12.3 No Rights as Shareholders. No Participant shall have any rights as a shareholder with respect to any Phantom Stock Units subject to his Award.

12.4 Vesting or Earning of Phantom Stock Units. Subject to the terms of the Plan, after the applicable Restricted Period has ended, the Employee shall be entitled to receive a payout of the number and value of Phantom Stock Units vested or earned, as the case may be, by the Employee over the Restricted Period. If the Committee establishes performance goals for a Phantom Stock Unit Award, the number and value of Phantom Stock Units will be determined by the Committee, in its sole discretion, as a function of the extent to which the corresponding performance goals have been achieved.

12.5 Form and Timing of Payment of Phantom Stock Units. Except as provided below, payment of vested or earned Phantom Stock Units shall be made in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the vested or earned Phantom Stock Units at the close of the applicable Restricted Period. At the Grant Date or shortly thereafter, the Committee, in its sole discretion and in accordance with terms designated by the Committee, may provide for a voluntary and/or mandatory deferral of all or any part of an otherwise vested or earned Phantom Stock Unit Award. At the sole discretion of the Committee, Employees may be entitled to receive any dividends declared with respect to Shares earned in connection with a Phantom Stock Unit Award which has been vested or earned, but not yet distributed to Employees (such dividends shall be subject to the same forfeiture, and payout restrictions as apply to dividends earned with respect to Shares of Restricted Stock, if any).

12.6 Effect of Termination. The Committee, in its sole discretion, shall set forth in the applicable Phantom Stock Unit Award Agreement the extent to which an Employee shall have the right to a payout of a Phantom Stock Unit Award following a Termination. Such provisions need not be uniform among all Awards of Phantom Stock Units granted pursuant to the Plan, and may reflect distinctions based on the reasons for such Termination.

12.7 Change in Control. The Committee, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which an Employee shall have the right to a payout of a Phantom Stock Unit Award in the event of a Change in Control (as defined below). Such provisions need not be uniform among all Awards of Phantom Stock Units granted pursuant to the Plan, and may reflect distinctions based on the reasons for such Termination.

      13.     Exercise of Rights Under Options or SARs.

13.1 Notice of Exercise. An Employee entitled to exercise an Option or a SAR shall do so by delivering to the Company’s Human Resources Department a written notice to that effect specifying the number of Shares with respect to which the Option or SAR is being exercised and any other relevant information that the Committee may require. The notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made in cash or, with the Committee’s approval (which in the case of Incentive Stock Options must be given at the time of grant), in Shares held by the Employee for at least six months and that are held free and clear of all liens and encumbrances valued at Fair Market Value at the time of exercise or a combination thereof. No Shares shall be issued upon exercise of an Option or a SAR until full payment has been made therefor.

13.2 Cashless Exercise Procedures. The Company, in its sole discretion, may establish procedures whereby an Employee, subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the exercise price to the Company; provided, however, that these cashless exercise procedures shall not apply to (a) Incentive Stock Options that are outstanding on the date the Company establishes such procedures unless the application of such procedures to such Options is permitted pursuant to the Code and the regulations thereunder without affecting the Options’ qualification under Code Section 422 as Incentive Stock Options or (b) any Award to a participant where the utilization of the cashless exercise procedure would be deemed a violation of Section 13(k) of the Exchange Act. If the Company so elects to establish a cashless exercise program, the Company shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any Employee wishing to utilize the cashless exercise program.
      14.     Award Terms and Conditions. Each Award or each Award Agreement shall contain such other terms and conditions not inconsistent herewith as shall be approved by the Committee.
      15.     Rights of Award Holder. The holder of an Award shall not have any of the rights of a shareholder with respect to the Shares subject to purchase or receipt under the Award, except that (a) an Award holder’s rights with respect to a Restricted Stock Award shall be as prescribed in Section 9.2 and (b) shareholder rights with respect to any other Award shall arise at the time and to the extent that the Shares shall be delivered to the holder upon the due exercise or grant of the Award.
      16.     Nontransferability of Awards. An Award shall not be transferable other than: (a) by will or the laws of descent and distribution, and an Award subject to exercise may be exercised, during the lifetime of the holder of the Award, only by the holder or in the event of death, the holder’s Successor, or in the event of disability, the holder’s personal representative, (b) as otherwise permitted under Rule 16b-3 under the Exchange Act from time to time and allowed by the Committee, or (c) pursuant to a qualified domestic relations order, as defined in the Code or ERISA or the rules thereunder; provided, however, that an Incentive Stock Option may not be transferred pursuant to a qualified domestic relations order unless such transfer is otherwise permitted pursuant to the Code and the regulations thereunder without affecting the Option’s qualification under Code Section 422 as an Incentive Stock Option.
      17.     Changes in Stock. In the event of a stock dividend, stock split, combination or exchange of shares, recapitalization, reclassification, merger, consolidation, separation, reorganization, partial or complete liquidation or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares, or other similar transaction having the same effect of the foregoing, the number and kind of

Shares at the time of such change remaining subject to the Plan and to any Award granted or to be granted pursuant to the Plan, the applicable purchase price and any other relevant provisions may be appropriately adjusted by the Board of Directors of the Company, whose determination shall be binding on all persons. No adjustment provided for in this Section 17 shall require the Company to issue or sell a fractional share under any Award hereunder and any fractional share resulting from any such adjustment shall be deleted from the Award involved.
      Notwithstanding anything herein to the contrary, in the event of a “Change in Control” as defined below, including certain consolidation or merger events otherwise giving rise to the adjustments or alternatives described in the above paragraph, the Committee may in its discretion, taking into account the purposes of the Plan, determine that the Awards granted under the Plan shall terminate upon the consummation of the consolidation or merger event or Change in Control, provided that prior to the merger, consolidation or Change in Control, the Employees shall be entitled to exercise any outstanding Award without regard to vesting limitations and all restrictions with respect to outstanding Awards shall lapse. As used herein, “Change in Control” means a Change in Control of a nature that would, in the opinion of the Company’s General Counsel, be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; provided that, without limitation, such a Change in Control shall be deemed to have occurred if: (i) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or any subsidiary of the Company, any trustee or fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of the shares of the Company)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; or (ii) during any period of two (2) consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election previously was so approved cease for any reason to constitute a majority thereof; or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires 25% or more of the combined voting power of the Company’s then outstanding securities; or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.
      18.     Effective Date; Shareholder Approval; Term. The Plan was originally adopted by the Board of Directors on January 24, 1996 and became effective as of January 24, 1996 and was amended as of April 24, 2003 and May 19, 2004. This Amended and Restated 1996 Enesco Group, Inc. Long-Term Incentive Plan was adopted by the Board of Directors on January 17, 2006 and shall become effective as of January 24, 2006 if approved by the requisite vote of the shareholders. No Award hereunder shall be granted after January 23,

2016 or the earlier suspension or termination of the Plan in accordance with its terms. The Plan shall terminate on January 23, 2016 or on such earlier date as it may be suspended or terminated under the provisions of Section 19 below or as of which all Shares subject to Awards authorized to be granted under the Plan shall have been acquired.
      19.     Amendment or Discontinuance of the Plan. The Committee may, insofar as permitted by law, at any time or from time to time, suspend or terminate the Plan or revise or amend it in any respect whatsoever except that, without the appropriate approval of the shareholders of the common stock, no such revision or amendment shall increase the maximum number of Shares subject to the Plan, change the designation of the class of employees eligible to receive options, decrease the price at which Options may be granted, increase or decrease any option price after the date of grant, or otherwise change the provisions of this Plan, to the extent approval of the holders of the common stock of the Company is required under the applicable laws, rules and/or regulations of the Exchange Act, the Code and/or the New York Stock Exchange.
      20.     Taxes.

20.1 Right To Withhold Required Taxes. The Company shall have the right to require a person entitled to receive Shares pursuant to the receipt, vesting or exercise of an Award under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before such Shares are delivered pursuant to the Award. Further, the Company may elect to deduct such taxes from any other amounts then payable in cash or in shares or from any other amounts payable any time thereafter to the Employee. The Company also shall have the right to deduct from any cash payment payable to a person pursuant to an Award the amount of any taxes that the Company is required by law to withhold with respect to such cash payment. If the Employee disposes of Shares acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying disposition under Sections 421 and 422 of the Code, the Employee shall notify the Company of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable then or at any time thereafter to the Employee.

20.2 Employee Election to Withhold Shares. Subject to Committee approval (which in the case of Incentive Stock Options must be given at the time of grant), an Employee may elect to satisfy the tax liability with respect to the exercise of an Option by having the Company withhold Shares otherwise issuable upon exercise of the Option; provided, however, that if an Employee is subject to Section 16(b) of the Exchange Act at the time the Option is exercised, such election must satisfy the requirements of Rule 16b-3.
      21.     Applicable Laws or Regulations and Notification of Disposition. The Company’s obligation to sell and deliver Shares under an Award is subject to such compliance as the Company deems necessary or advisable with federal and state laws, rules and regulations applying to the authorization, issuance, listing or sale of securities. The Company also may require in connection with any exercise of an Incentive Stock Option that the Employee agree to notify the Company when making any disposition of the Shares, whether by sale, gift, or otherwise, within two (2) years of the date of grant or within one (1) year of the date of exercise.
      22.     No Employment Right; No Obligation to Exercise Option. Nothing contained in the Plan, or in any Award granted under it, shall confer upon any participant any right to continued employment by the Company or any of its subsidiaries or limit in any way the right of the Company or any subsidiary to terminate the Employee’s employment at any time.

THIS PROXY WILL BE VOTED AS DIRECTED BUT IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED FOR ITEMS 1, 2 AND 3 BELOW. THIS PROXY REVOKES ANY PROXY PREVIOUSLY GIVEN.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

1.	To elect	FOR all nominees listed to the left (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed to the left ☐
01 Donna Brooks Lucas
02 Leonard A. Campanaro
03 Cynthia Passmore

as Class II Directors for a three-year term. If any of such nominees should be unavailable, the proxies or any of them may vote for substitute nominee(s) at their discretion.

(INSTRUCTION: To withhold authority to vote for one or more individual nominees, write the nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN
2.	To approve the amendment and restatement of the 1996 Long-Term Incentive Plan.	☐	☐	☐
3.	To ratify the appointment of KPMG LLP as Enesco’s independent registered public accounting firm for the year ending December 31, 2006.	☐	☐	☐
4.	To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

I PLAN TO ATTEND THE MEETING	☐	PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature	Signature	Date	, 2006

Please sign above exactly as name(s) appear(s) hereon. (When signing as attorney, executor, administrator, trustee, guardian, etc., give title as such. If joint account, each joint owner should sign.)

▼ FOLD AND DETACH HERE ▼
Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM EDT the day prior to the Annual Meeting date.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/enc Use the Internet to vote your proxy. Have your proxy card on hand when you access the website.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card on hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
If you vote your proxy by Internet or by telephone, you do
NOT need to mail your proxy card.

PROXY	ENESCO GROUP, INC.	PROXY
ANNUAL MEETING OF SHAREHOLDERS
MAY 17, 2006
This Proxy is solicited on behalf of the Board of Directors
     The undersigned, having read the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 20, 2006, receipt of which is hereby acknowledged, does hereby appoint and constitute Cynthia Passmore, Anthony G. Testolin and Charles E. Sanders, and each of any of them, the attorneys and proxies of the undersigned, with power of substitution to each, for and in the name of the undersigned to vote and act at the Annual Meeting of Shareholders to be held at the Enesco Group, Inc., International Headquarters, 225 Windsor Drive, Itasca, Illinois, on Wednesday, May 17, 2006 at 9:30 a.m. and at any postponement or adjournment thereof, with respect to all shares of Common Stock, par value $0.125 per share, of said Company, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as follows:
(Continued and to be signed and dated on the reverse)

Address Change/Comments (Mark the corresponding box on the reverse side)

▼ FOLD AND DETACH HERE ▼

ENESCO GROUP, INC.
Annual Meeting of Shareholders
Wednesday, May 17, 2006
9:30 a.m. CDT
Enesco Group, Inc.
International Headquarters
225 Windsor Drive
Itasca, Illinois 60143